RIVERWOOD INTERNATIONAL
EMPLOYEES RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2015)

RIVERWOOD INTERNATIONAL EMPLOYEES RETIREMENT PLAN
TABLE OF CONTENTS

Page

ARTICLE 1. DEFINITIONS    3
1.01    Accrued Benefit    3
1.02    Affiliated Employer    3
1.03    Annuity Starting Date    3
1.04    Appendix or Appendices    3
1.05    Average Final Salary    3
1.06    Beneficiary    4
1.07    Benefit Service    4
1.08    Board of Directors or Board    4
1.09    Break in Service    5
1.09A    Charter    5
1.10    Code    5
1.11    Covered Compensation    5
1.12    Disability or Disabled    5
1.13    Effective Date    5
1.14    Employee    5
1.15    Employer    6
1.16    Equivalent Actuarial Value    6
1.17    ERISA    7
1.18    Full-time Employee    7
1.19    Fund(s)    7
1.20    Hour of Service    7
1.21    Hourly Plan    8
1.22    IRS Interest Rate    8
1.23    IRS Mortality Table    8
1.24    Leased Employee    8
1.25    Manville Plan    9
1.26    Member    9
1.27    Non-Grandfathered Member    9
1.28    Normal Retirement Age    9
1.29    Parental Leave    9
1.30    Participating Unit    9
1.31    Part-time Employee    9
1.32    Pension    9
1.33    Pensionable Earnings    9
1.34    Plan    11
1.35    Plan Sponsor    11
1.36    Plan Year    11
1.37    Prior Plan    11
1.38    Qualified Joint and Survivor Annuity    11

1

1.39    Required Beginning Date    11
1.40    Retirement Committee    11
1.41    Retirement Date    11
1.42    Severance Date    12
1.43    Social Security Retirement Age    12
1.44    Spousal Consent    12
1.45    Spouse    12
1.46    Suspendible Month    12
1.47    Stability Period    13
1.48    Statutory Compensation    13
1.49    Trust Agreement    13
1.50    Trustee    13
1.51    Vesting Service    13
ARTICLE 2. MEMBERSHIP    14
2.01    Membership Requirements    14
2.02    Events Affecting Membership    14
2.03    Membership Upon Reemployment    14
ARTICLE 3. SERVICE    15
3.01    Vesting Service    15
3.02    Benefit Service    16
3.03    Restoration to Service    17
3.04    Special Provisions for Members With Service at Acquired Companies    19
ARTICLE 4. ELIGIBILITY FOR AND AMOUNT OF BENEFITS    20
4.01    Normal Retirement    20
4.02    Late Retirement    21
4.03    Early Retirement    22
4.04    Disability Benefit    23
4.05    Vested Pension    25
4.06    Surviving Spouse’s Pension    26
4.07    Maximum Benefit Limitation    29
4.08    Cessation of Benefit Accruals for Non-Grandfathered Members    29
ARTICLE 5. PAYMENT OF PENSIONS    30
5.01    Normal Form of Payment    30
5.02    Optional Forms of Payment    31
5.03    Election of Options    33
5.04    Commencement and Duration of Payments    36
5.05    Distribution Limitation    37
5.06    Direct Rollover of Certain Distributions    38
5.07    Special Commencement Right During 2014    41
ARTICLE 6. CONTRIBUTIONS    44
6.01    Employer Contributions    44
6.02    Return of Contributions    44

2

6.03    Member Contributions    44
ARTICLE 7. ADMINISTRATION OF PLAN    45
7.01    Adoption of Charter    45
7.02    Administration of Retirement Committee    45
7.03    Authority of Retirement Committee    45
7.04    Prudent Conduct    45
7.05    Actuary    46
7.06    Service in More Than One Fiduciary Capacity    46
7.07    Limitation of Liability    46
7.08    Indemnification    46
7.09    Expenses of Administration    46
ARTICLE 8. MANAGEMENT OF FUNDS    48
8.01    Trustee    48
8.02    Exclusive Benefit Rule    48
8.03    Appointment of Investment Manager    48
ARTICLE 9. GENERAL PROVISIONS    49
9.01    Nonalienation and Qualified Domestic Relations Orders    49
9.02    Conditions of Employment Not Affected by Plan    50
9.03    Facility of Payment    50
9.04    Information    50
9.05    Top-Heavy Provisions    50
9.06    Construction    53
9.07    Prevention of Escheat    54
9.08    Electronic Transmission of Notices to Members    54
9.09    Limitation on Benefits In the Event of a Liquidity Shortfall    54
9.10    Funding-Based Limitations on Benefits under Section 436 of the Code    54
9.11    Limitation on Highly Compensated Employees and on High-25 Employees    61
9.12    Revision of the Plan and Applicability of Plan Provisions    63
ARTICLE 10. AMENDMENT, MERGER AND TERMINATION    65
10.01    Amendment of Plan    65
10.02    Merger or Consolidation    65
10.03    Additional Participating Employers    65
10.04    Termination of Plan    66
ARTICLE 11. TRANSFERS    67
11.01    Transfers To and From an Affiliated Employer    67
11.02    Transfers To and From Hourly Plan    67
APPENDIX A    70
APPENDIX B    74
APPENDIX C    78
APPENDIX D    79

3

4

RIVERWOOD INTERNATIONAL EMPLOYEES RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2015)

PREAMBLE
WHEREAS, effective January 1, 1956, Olin Mathieson Chemical Corporation established a defined benefit pension plan for its Employees known as the Employees Retirement Plan of Olin Mathieson Chemical Corporation (the “Olin Plan”); and
WHEREAS, effective January 1, 1967, the name of the Olin Plan was changed to the Olin Salaried Pension Plan; and
WHEREAS, effective September 1, 1969, Olin Mathieson Chemical Corporation changed its name to Olin Corporation; and
WHEREAS, effective June 1, 1974, the wholly-owned subsidiary of Olinkraft, Inc. was spun-off from Olin Corporation, and the Olinkraft Salaried Pension Plan was established; assets and liabilities attributable to employees of Olinkraft, Inc. were spun-off to the Olinkraft Salaried Pension Plan; and
WHEREAS, Olinkraft, Inc. was subsequently purchased by the Manville Corporation on January 19, 1979, and the name of the Olinkraft Salaried Pension Plan was changed to the Manville Salaried Pension Plan effective July 1, 1980 (the Manville Salaried Pension Plan was separate from the plan sponsored by Manville Corporation for its employees, which had the name Manville Salaried Employees Retirement Plan); and
WHEREAS, effective May 6, 1980, Olinkraft, Inc. changed its name to Manville Forest Products Corporation; and
WHEREAS, effective January 1, 1985, the name of the Manville Salaried Pension Plan was changed to the Manville Forest Products Salaried Retirement Plan; and
WHEREAS, effective January 2, 1986, the Manville Forest Products Salaried Retirement Plan was merged with the Manville Salaried Employees Retirement Plan; and
WHEREAS, effective January 1, 1989, the name of the Manville Salaried Employees Retirement Plan was changed to the Manville Employees Retirement Plan (As Amended and Restated Effective January 1, 1989 and As Further Amended Effective September 1, 1991); and
WHEREAS, effective June 10, 1991, Manville Forest Products Corporation changed its name to Riverwood International Corporation; and
WHEREAS, effective January 1, 1992, the assets and liabilities attributable to employees of Riverwood International Corporation were spun-off from the Manville Employees Retirement Plan to this newly established plan, the Riverwood International Employees Retirement Plan (the “Plan”); and

Riverwood International Employees Retirement Plan
January 1, 2015

WHEREAS, the Plan was last amended and restated effective as of January 1, 2009, and the Employer now desires to amend and restate the Plan, by a separate restatement, in its entirety effective January 1, 2015, except as otherwise provided herein, to incorporate previously adopted amendments, to reflect certain plan design changes, and to make certain changes required by pension law.
NOW, THEREFORE, effective January 1, 2015, the Plan is amended and restated in its entirety, and the January 1, 2009 restatement is superseded and replaced by this separate restated Plan.
There shall be no termination and no gap or lapse in time or effect between such prior plans and the Plan, and the existence of a qualified plan shall be continuous and uninterrupted.
Except as otherwise specifically provided herein, adopting resolutions, or required by law, the rights and benefits of any Member who retires or whose employment is terminated are determined in accordance with the provisions of the applicable plan as in effect at the time the Member retired or terminated employment. The restated Plan is conditional upon its qualification under Section 401(a) of the Internal Revenue Code of 1986, as amended from time to time, with Employer contributions being deductible under Section 404 of said Code or any other applicable sections thereof, as amended from time to time.
Notwithstanding anything contained in the Plan to the contrary, except with respect to provisions relating to (i) the Plan’s definition of “Spouse,” (ii) Section 436 of the Code, and (iii) the operation of the Retirement Committee, this amendment and restatement of the Plan is intended only to incorporate prior amendments to the Plan for the purpose of obtaining a determination letter from the Internal Revenue Service; it is not intended, nor shall it be construed, to increase or decrease any benefits accrued under the Plan prior to the Effective Date, except those provided in prior amendments to the Plan.
The terms and conditions of the Plan, effective January 1, 2015 (except as otherwise indicated), are as provided in the following document.

Riverwood International Employees Retirement Plan
January 1, 2015

Article 1. DEFINITIONS
1.01    Accrued Benefit means, as of any date of determination, the normal retirement Pension determined under the Plan.
1.02    Affiliated Employer means any company not participating in the Plan which is (a) a member of a controlled group of corporations (as defined in Section 414(b) of the Code), which also includes the Employer as a member of the controlled group of corporations; (b) any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; (c) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and (d) any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing sentence, for purposes of Section 1.24, “Leased Employee,” the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.
1.03    Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity or any other form.
1.04    Appendix or Appendices means the appendices to the Plan, which are defined as follows:

(a)	Appendix A means the special provisions applicable to employees affected by a corporate acquisition or divestiture.

(b)	Appendix B means the provisions for minimum benefits for Members who were members of the Prior Plan as of December 31, 1988.

(c)	Appendix C means the schedule of benefits referenced by Section 4.01(c)(iv).

(d)	Appendix D means the special schedule of benefits referenced by Section 4.01(c)(v).

(e)	Appendix E means the provisions of the Plan that are retained for historical purposes.
1.05    Average Final Salary means the annual Pensionable Earnings of a Member paid during the four consecutive Plan Years in the last ten Plan Years of the Member’s Benefit Service affording the highest average, subject to the following rules:

(a)
If a layoff, approved medical leave or workers’ compensation leave is included in the last ten Plan Years of a Member’s Benefit Service, Pensionable Earnings shall include, for that period, an amount based on Pensionable Earnings in effect for the calendar year prior to that period.

(b)
If a Member is entitled to Benefit Service on account of a period of service in the uniformed services of the United States, the Member shall be deemed to have earned Pensionable Earnings during the period of absence at the rate he would have received had he remained employed as an Eligible Employee for that period or, if such rate

Riverwood International Employees Retirement Plan
January 1, 2015

is not reasonably certain, on the basis of the Member’s rate of compensation during the 12-month period immediately preceding such period of absence (or if shorter, the period of employment immediately preceding such period).

(c)
In the case of an Employee who is rehired, the Employee’s annual Pensionable Earnings during the year in which termination occurred and the year in which rehire occurred shall not be included as one of the last ten calendar years of the Member’s Benefit Service, unless such Pensionable Earnings are greater than the Pensionable Earnings in the calendar year preceding the year in which termination occurred.

(d)
If a Member completes less than four full consecutive Plan Years under the Plan, the Member’s Pensionable Earnings for the portion of a Plan Year worked will be increased by annualizing base pay and adding other amounts actually paid during that Plan Year that are included as Pensionable Earnings. The Member’s Pensionable Earnings will be annualized only for the initial year of employment (or reemployment, if applicable) if that results in four full consecutive Plan Years considered. Otherwise, the Member’s Pensionable Earnings in the year of termination will also be annualized.

(e)
If using the Pensionable Earnings paid to a Member in his final, partial calendar year of employment would produce an Average Final Salary that is greater than the Average Final Salary otherwise calculated, then his final, partial calendar year of employment shall be added to his last ten calendar years in calculating his Average Final Salary.

(f)
Notwithstanding the above, a Non-Grandfathered Member’s Average Final Salary shall be determined as of December 31, 2011, or as of his retirement or termination of employment, if earlier. Notwithstanding the cessation of Benefit Service as of June 30, 2011, for purposes of determining the amount of a Member’s Average Final Salary, Pensionable Earnings for the 2011 Plan Year shall include Pensionable Earnings for the period July 1, 2011 to December 31, 2011 to the extent it would have been counted had Benefit Service continued to be recognized under the Plan for that period.

1.06    Beneficiary means the person named by a Member by written designation, filed with the Retirement Committee, to receive payments after the Member’s death under an optional form of payment pursuant to Section 5.02.
1.07    Benefit Service means service recognized for purposes of computing the amount of any benefit, as provided in Section 3.02.
1.08    Board of Directors or Board means the Board of Directors of Graphic Packaging Holding Company.
1.09    Break in Service means a period which constitutes a break in an Employee’s Vesting Service, as provided in Section 3.01.

Riverwood International Employees Retirement Plan
January 1, 2015

1.09A    Charter means the Charter of the Retirement Committee of Graphic Packaging International, Inc., as amended from time to time or such other charter or operating procedures adopted by the Board of Directors which defines the scope of the Retirement Committee’s authorities and responsibilities with respect to the Plan.
1.10    Code means the Internal Revenue Code of 1986, as amended from time to time.
1.11    Covered Compensation means, for any Member, the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the Member attains his Social Security Retirement Age. In determining a Member’s Covered Compensation for any Plan Year, the taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is made. Notwithstanding the foregoing, a Non-Grandfathered Member’s Covered Compensation shall be determined as of December 31, 2011, or as of his retirement or termination of employment, if earlier.
1.12    Disability or Disabled means a physical or mental condition rendering a Member totally and permanently disabled, as determined by eligibility for and receipt of disability benefits under the Employer’s long-term disability plan. To the extent required by law, and to the extent the Retirement Committee is ruling on a claim for disability benefits, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits.
1.13    Effective Date of this amended and restated Plan means January 1, 2015, except as otherwise specified herein. The original Effective Date of the Plan was January 1, 1992.
1.14    Employee means any person, including but not limited to a U.S. citizen, a U.S. resident alien and a U.S. expatriate, employed by the Employer who is classified as a salaried employee by the Employer and who receives stated Pensionable Earnings other than a pension, separation pay, retainer, or fee under contract. The term “Employee” shall also include members of a Participating Unit as provided in Appendix A, as amended from time to time. Foreign nationals who have immigration status to work in the U.S., who work in the U.S. for a period of time and then work abroad on assignment for a period of time, are also eligible Employees. Notwithstanding the preceding sentences, the term “Employee” shall exclude:

(a)
any person first employed by the Employer prior to January 1, 2004 who is paid from the payroll processed from the Ceridian Corporation as of August 8, 2003 or the date when first employed by the Employer, if later (other than as provided for in Appendix A);

(b)
any person first employed by the Employer on or after January 1, 2004 and assigned to one of the following plant locations: Golden, Co Carton; Centralia, IL Laminations, Centralia, IL Carton; Lawrenceburg, TN Carton; North Portland, OR Carton; Tuscaloosa, AL Laminations; Wausau, WI Carton; Bow, NH Carton; Charlotte, NC Carton; Fort Smith, AR Carton; Gordonsville, TN Carton; Kalamazoo, MI Carton; Kalamazoo, MI Papermill; Kendallville, IN Carton; Lumberton, NC Carton; Menasha, WI Carton; Mitchell, SD Carton; Richmond, VA Carton;

Riverwood International Employees Retirement Plan
January 1, 2015

(c)	any person first employed after January 1, 2004 and assigned to either of the following divisions, but not a specific plant location: Performance Packaging Division and Universal Packaging Division;

(d)	any Leased Employee;

(e)	any non-resident alien; and

(f)	any person who is included in a unit of employees covered by a collective bargaining agreement which does not provide for the employee’s membership in the Plan.
In addition, any person classified as an independent contractor or consultant by the Employer shall, during such period, be excluded from the definition of Employee, regardless of such person’s reclassification for such period by the Internal Revenue Service for tax withholding purposes.
The term “employee,” as used in the Plan, means any Leased Employee or any individual who is employed by the Employer or an Affiliated Employer as a common law employee of the Employer or Affiliated Employer, regardless of whether the individual is an “Employee.”
1.15    Employer means Graphic Packaging International, Inc. or any successor by merger, purchase or otherwise, with respect to its Employees; and any other company participating in the Plan, as provided in Section 10.03, with respect to its Employees.
1.16    Equivalent Actuarial Value means a benefit having the same value as the benefit that such Equivalent Actuarial Value replaces. The Equivalent Actuarial Value shall be based on an annual interest rate of five percent per year, compounded annually, and the mortality table prescribed by Revenue Ruling 2001-62, unless otherwise specified below or in another Section of the Plan:

(a)
For purposes of calculating lump sum payments and a benefit payable in the form of a level income option under Section 5.02(g), the interest rate shall be the IRS Interest Rate and the mortality assumption shall be based on the IRS Mortality Table.

(b)
In determining the present value and the amount of a lump sum payment with respect to a benefit with an Annuity Starting Date occurring during the period beginning January 1, 2007 and ending December 31, 2007, the interest rate to be used shall be no greater than the annual rate of interest on 30-year Treasury securities for the second full calendar month preceding the month containing the Annuity Starting Date. Further, the present value of a lump sum payment or a benefit payable under the level income option under Section 5.02(g) with an Annuity Starting Date occurring during the period beginning January 1, 2010 and ending December 31, 2010, shall not be less than the present value determined using the interest rate prescribed under Section 417(e)(3)(C) of the Code for the second full calendar month preceding the applicable Stability Period.

Riverwood International Employees Retirement Plan
January 1, 2015

1.17    ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.
1.18    Full-time Employee means any Employee who, on the basis of the Employee’s regularly stated work schedule, is classified as a full-time Employee by the Employer.
1.19    Fund(s) means the funds of the Plan maintained by the Trustee in accordance with the terms of the Trust Agreement.
1.20    Hour of Service means, with respect to any applicable computation period (as described in Article 3):

(a)	Each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Employer;

(b)
Each hour for which an Employee is paid or entitled to payment by the Employer or an Affiliated Employer on account of a period during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

(c)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, excluding any hour credited under (a) or (b) above, which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made; and

(d)
Solely for purposes of determining whether an Employee has incurred a Break in Service under the Plan, each hour for which an Employee would normally be credited under paragraph (a) or (b) above during a period of Parental Leave, but not more than 501 hours for any single continuous period. However, the number of hours credited to an Employee under this paragraph (d) during the computation period in which the Parental Leave began, when added to the hours credited to an Employee under paragraphs (a) through (c) above during that computation period, shall not exceed 501. If the number of hours credited under this paragraph (d) for the computation period in which the Parental Leave began is zero, the provisions of this paragraph (d) shall apply as though the Parental Leave began in the immediately following computation period.

In the event no Employer record exists for a period for which Hours of Service must be credited under the provisions of the Plan, an Employee shall be credited with 190 Hours of Service for each calendar month in which he is entitled to be credited with one Hour of Service under the provisions of this Section.
No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers’ compensation or disability insurance laws, subject to the provisions

Riverwood International Employees Retirement Plan
January 1, 2015

of Sections 1.05, 3.01 and 3.02. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Sections 2530.200b-2(b) and (c).
1.21    Hourly Plan means the Riverwood International Hourly Retirement Plan.
1.22    IRS Interest Rate means, with respect to determining the amount of a benefit with an Annuity Starting Date:

(a)
on and after January 1, 2007 and prior to January 1, 2008, the interest rate prescribed under Section 417(e)(3)(A)(ii)(II) of the Code for the second full calendar month preceding the applicable Stability Period;

(b)
on and after January 1, 2008 and prior to January 1, 2010, the interest rate prescribed under Section 417(e)(3)(C) of the Code for the second full calendar month preceding the applicable Stability Period; and

(c)	on and after January 1, 2010, the interest rate prescribed under Section 417(e)(3)(C) of the Code for the fifth full calendar month preceding the applicable Stability Period.
1.23    IRS Mortality Table means, with respect to determining the amount of a benefit with an Annuity Starting Date:

(a)	prior to December 31, 2002, the mortality table prescribed under Section 417(e)(3)(A)(ii)(I) of the Code as in effect on the first day of the applicable Stability Period;

(b)	on and after December 31, 2002 and prior to January 1, 2008, the mortality table prescribed by Revenue Ruling 2001-62 as in effect on the first day of the applicable Stability Period; and

(c)	on and after January 1, 2008, the mortality table prescribed under Section 417(e)(3)(B) of the Code as in effect on the first day of the applicable Stability Period.
1.24    Leased Employee means any person (other than a common law employee of the Employer or an Affiliated Employer) who performs services for the Employer or an Affiliated Employer, provided all of the following circumstances exist:

(a)	such services are provided pursuant to an agreement between an organization or person (the “leasing organization”) and the Employer or an Affiliated Employer;

(b)
such services have been performed for the Employer or an Affiliated Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year; and

(c)	such services are performed under the primary direction or control of the Employer or an Affiliated Employer.

Riverwood International Employees Retirement Plan
January 1, 2015

1.25    Manville Plan means the Manville Employees Retirement Plan, the predecessor plan to the Plan.
1.26    Member means any person included in the membership of the Plan, as provided in Article 2.
1.27    Non-Grandfathered Member means a Member who, on July 1, 2011, failed to meet one or more of the following requirements:
(a)    is age 50 or older,
(b)    has completed five or more years of Vesting Service, and

(c)
is in active employment, is on an approved leave of absence, is in receipt of benefits under the Employer’s long-term disability plan, or is on a military leave as described in Section 3.01(c) provided the Member’s reemployment rights are protected by law on July 1, 2011.

1.28    Normal Retirement Age means an Employee’s 65th birthday.
1.29    Parental Leave means a period in which the Employee is absent from work immediately following his active employment because of the Employee’s pregnancy, the birth of the Employee’s child, or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following birth or placement.
1.30    Participating Unit means every location employing non-union hourly Employees in the United States owned or operated by the Employer, which the Board of Directors has designated as a participating unit for purposes of the Plan, provided that the Employer has agreed to cover the members of that unit under the Plan. Participating Units are specified in Appendix A.
1.31    Part-time Employee means any Employee who, on the basis of the Employee’s regularly stated work schedule, is classified as a Part-time Employee or temporary Employee by the Employer.
1.32    Pension means annual payments under the Plan, as provided in Article 5.
1.33    Pensionable Earnings means the total cash remuneration paid to an Employee for services rendered to the Employer during the Plan Year, determined prior to any contributions under a “qualified cash or deferred arrangement” (as defined under Section 401(k) of the Code and its applicable regulations), and prior to any contributions under a “cafeteria plan” (as defined under Section 125 of the Code and its applicable regulations) or pursuant to a “qualified transportation fringe” (as defined under Section 132(f) of the Code), and including remuneration for items such as overtime, commissions, annual bonuses, profit incentive bonuses, President’s awards and differential wage payments (as defined in Section 3401(h)(2) of the Code) in accordance with Section 414(u)(12) of the Code; but excluding remuneration for items such as one-time bonuses, signing bonuses, all non-cash remuneration, living expenses, separation pay, the Employer’s cost for any public or private employee benefit plan, any remuneration received under the Employer’s

Riverwood International Employees Retirement Plan
January 1, 2015

Award for Special Merit Plan and executive long-term cash incentive payments. If Pensionable Earnings are paid in foreign currency, they shall be taken at par of exchange on the date paid.
Except as otherwise provided in the Plan, the Pensionable Earnings for a period of absence which is counted as Benefit Service shall be based on the Member’s Pensionable Earnings for the calendar year prior to the period of absence.
Pensionable Earnings shall include, for any period during which the Employee is accruing Benefit Service under the provisions of Sections 3.02(a)(iv) and 4.04, an amount based on the greater of:

(a)
Pensionable Earnings received in the calendar year prior to the calendar year in which the Member is placed on the Employer’s long-term disability plan, excluding Pensionable Earnings paid in lieu of vacation or holidays; or

(b)
Pensionable Earnings, excluding Pensionable Earnings paid in lieu of vacation and holidays, for the calendar year in which the Member is placed on the Employer’s long-term disability plan, plus base compensation that would have been paid from the date the Member is placed on the Employer’s long-term disability plan through the end of that Plan Year.

A Non-Grandfathered Member who is accruing Benefit Service under Section 3.02(a)(iv) as of June 30, 2011 shall continue to be credited with Pensionable Earnings under the preceding paragraph for the period July 1, 2011 to December 31, 2011 to the extent he remains Disabled during that period and does not elect to commence payment of his Pension.
Pensionable Earnings of each Member taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001 shall not exceed $200,000. The $200,000 limit on Pensionable Earnings shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Pensionable Earnings for the Plan Year that begins with or within such calendar year.
In determining benefit accruals for Members in Plan Years beginning after December 31, 2001, the limit on Pensionable Earnings for Plan Years beginning before January 1, 2002, notwithstanding anything in the Plan to the contrary other than Appendix C, shall be $200,000.
Notwithstanding the above, Pensionable Earnings paid after December 31, 2011 with respect to a Non-Grandfathered Member shall not be counted under the Plan. In addition, no Pensionable Earnings shall be imputed for any period of absence after December 31, 2011 with respect to a Non-Grandfathered Member.
1.34    Plan means the Riverwood International Employees Retirement Plan as set forth in this document or as amended from time to time.

Riverwood International Employees Retirement Plan
January 1, 2015

1.35    Plan Sponsor means Graphic Packaging International, Inc., or any successor by merger, purchase or otherwise.
1.36    Plan Year means the calendar year.
1.37    Prior Plan means the Manville Employees Retirement Plan or the Manville Forest Products Salaried Retirement Plan, whichever is applicable, (including any predecessor plans thereto) in force and effect for the period prior to January 1, 1992. Any reference herein to the Prior Plan as of a certain date or for a certain period shall be deemed a reference to the Prior Plan as then in effect.
1.38    Qualified Joint and Survivor Annuity means an annuity which is of Equivalent Actuarial Value to a Pension payable as a single life annuity and which is payable for the life of the Member with the provision that after the Member’s death, 50% of the amount payable to the Member shall continue to be paid monthly during the life of, and to, the Spouse to whom the Member was married on the earlier of his date of death or his Annuity Starting Date.
1.39    Required Beginning Date means the April 1 of the calendar year following the later of (a) the calendar year in which the Member attains age 70½, or (b) the calendar year in which the Member retires; provided, however, that the Required Beginning Date for a Member who is a five percent owner (as defined in Section 1.401(a)(9)‑2, Q&A-2(c) of the U. S. Treasury Department regulations) is April 1 of the calendar year following the calendar year in which the Member attains age 70½.
1.40    Retirement Committee means the committee which is maintained and governed in accordance with the Charter to administer and supervise the Plan as provided in Article 10. The Retirement Committee shall be a “named fiduciary” within the meaning of Section 402(a) of ERISA and shall carry out the duties of the “plan administrator” of the Plan as imposed by ERISA.
1.41    Retirement Date means a Member’s Normal, Late, or Early Retirement Date, whichever is applicable, as follows:

(a)	Normal Retirement Date means the first day of the calendar month coincident with or next following the date a Member attains age 65.

(b)
Late Retirement Date means, in the case of a Member who continues in service after attaining his Normal Retirement Date, the first day of the calendar month next following the date of actual retirement.

(c)
Early Retirement Date means the first day of the calendar month next following the date a Member shall retire after the Member has attained age 55 and has completed 10 or more years of Vesting Service.

Notwithstanding the above, if a Member attains the applicable age requirement for a Retirement Date on the first day of the month, the Member shall be entitled to commence payment on the applicable Retirement Date, provided he terminates employment on the last day of the preceding month and meets the service requirement, if applicable, on his date of termination.

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1.42    Severance Date means, with respect to employment with the Employer and all Affiliated Employers, the earlier of:

(a)	The date an employee quits, retires, is discharged, or dies; or

(b)
The last day of an authorized leave of absence, or, if later, the first anniversary of the date on which an employee is first absent from the service of the Employer or an Affiliated Employer, with or without pay, for any reason such as vacation, sickness, disability, layoff or leave of absence if the Employee does not return to employment with the Employer or an Affiliated Employer on or before such date.

1.43    Social Security Retirement Age means age 65 with respect to a Member who was born before January 1, 1938; age 66 with respect to a Member who was born after December 31, 1937 and before January 1, 1955; and age 67 with respect to a Member who was born after December 31, 1954.
1.44    Spousal Consent means written consent given by a Member’s Spouse to an election made by the Member which specifies the form of Pension and Beneficiary designated by the Member. Spousal Consent shall be duly witnessed by a notary public or Plan representative, and shall acknowledge the effect on the Spouse of the Member’s election. Once given, Spousal Consent may not be revoked after the Annuity Starting Date. The requirement for Spousal Consent may be waived by the Retirement Committee if it is established to its satisfaction that there is no Spouse, or that the Spouse cannot be located, or because of such other circumstances as may be established by applicable law. Spousal Consent shall be applicable only to the particular Spouse who provides such consent.
1.45    Spouse means, effective June 26, 2013, with respect to a Member, the person who is treated as married to such Member under the laws of the U.S. jurisdiction or foreign jurisdiction that sanctioned such marriage. The determination of a Member’s Spouse will be made as of the date of such Member’s death. In addition, a Member’s former Spouse will be treated as his Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).
1.46    Suspendible Month means:

(a)	A month in which a Member who is a Full-time Employee receives payment from the Employer or an Affiliated Employer for a least eight days of service during that month; or

(b)	A four or five-week payroll period ending in a month in which the Member who is a Part-time Employee completes at least 40 Hours of Service with the Employer.
1.47    Stability Period means the Plan Year in which occurs the Annuity Starting Date for the distribution.
1.48    Statutory Compensation means compensation from the Employer or any Affiliated Employer as defined in U.S. Treasury Department regulation Section 1.415(c)-2(d)(4) (i.e., information required to be reported under Sections 6041, 6051 and 6052 of the Code (“W-2 Pay”))

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plus amounts that would be included in wages but for an election under Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code. For Plan Years beginning on or after July 1, 2007, the preceding definition of compensation shall be modified as required under the provisions of U.S. Treasury Department regulation Section 1.415(c)-2(e) and shall include all amounts permitted to be recognized under the provisions of U.S. Treasury Department regulation Sections 1.415(c)-2(e)(2) and (3) and, effective on and after January 1, 2009, U.S. Treasury Department regulation Section 1.415(c)-2(e)(4). Also, effective for Plan Years beginning on and after January 1, 2009, Statutory Compensation shall include differential wage payments (as defined in Section 3401(h)(2) of the Code) paid to an individual by the Employer, to the extent not otherwise included in this definition of Statutory Compensation. For purposes of applying the top-heavy provisions under Section 9.05 and effective for Plan Years beginning on and after July 1, 2007, for purposes of applying the maximum benefit limitations under Section 4.07, Statutory Compensation shall not exceed the limitation on compensation under Section 401(a)(17) of the Code.
1.49    Trust Agreement means the agreement between the Plan Sponsor and the Trustee establishing the trust, and all amendments thereto.
1.50    Trustee means the trustee holding the Funds of the Plan as provided in Article 8.
1.51    Vesting Service means service recognized for purposes of determining eligibility for membership in the Plan and eligibility for an early retirement or vested Pension under the Plan, as defined in Section 3.01.

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ARTICLE 2.     MEMBERSHIP
2.01    Membership Requirements
Every Employee who was a Member immediately prior to the Effective Date shall continue to be a Member.
Prior to January 1, 2008, every person in the employ of the Employer became a Member of the Plan as of the first day following the “service computation year” in which he completed 1,000 Hours of Service, provided he was then an Employee. For this purpose, “service computation year” is the 12‑month period beginning with the date of the Employee’s first Hour of Service, if he completes at least 1,000 Hours of Service during such 12-month period, and is any Plan Year following such date during which he completes at least 1,000 Hours of Service.
Notwithstanding any provision of the Plan to the contrary, the Plan is closed to new Members on and after January 1, 2008, except that an Employee of Graphic Packaging International, Inc. on December 31, 2007 who was not then a Member because he had not yet met the service requirement for eligibility to be a Member of the Plan will remain eligible to become a Member upon completion of the service requirement as set forth in the preceding paragraph provided that he remains continuously employed as an Employee until the date he becomes a Member.
2.02    Events Affecting Membership
An Employee’s membership in the Plan shall end at the Member’s Severance Date, unless he is entitled to either an immediate or a deferred Pension under the Plan or during a period while he is accruing Benefit Service under Section 3.02(a)(iv), or during a period while he is not an Employee but is in the employ of the Employer or an Affiliated Employer; however, no Benefit Service shall be counted for such a period, except as specifically provided in Articles 3 and 11.
2.03    Membership Upon Reemployment
If an Employee’s membership in the Plan ends and he again becomes an Employee, he shall again become a Member as of his date of restoration to service as an Employee. Notwithstanding the foregoing, any employee who incurs a termination of service either before or on or after January 1, 2008 and is rehired as an employee by the Employer on or after January 1, 2008 shall be ineligible to again become an active Member and shall be ineligible to receive future accruals under the terms of the Plan on and after his date of reemployment. Following his date of reemployment, the Accrued Benefit of such a Member shall be determined on the basis of his Average Final Salary, Covered Compensation and Benefit Service determined as of his prior termination of employment and under the benefit formula in effect on that date.

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ARTICLE 3.     SERVICE
3.01    Vesting Service

(a)
Vesting Service, with respect to any Full-time Employee, shall mean the period of employment with the Employer or an Affiliated Employer, whether or not as an Employee, beginning on the date the Employee first completes one Hour of Service and ending on the Employee’s Severance Date. If a Full-time Employee’s employment is terminated and he is later reemployed within one year, the period between his termination date and the date of his reemployment shall be included in his Vesting Service. A Break in Service shall occur if an Employee is not reemployed within one year after the Severance Date; provided, however, that if an Employee’s employment is terminated or if the Employee is otherwise absent from work because of Parental Leave, a Break in Service shall occur only if the Employee is not reemployed or does not return to active service within two years of his Severance Date. All periods of employment credited as Vesting Service shall be counted, regardless of any Break in Service; provided, however, if an Employee who was a non-vested hourly employee terminated employment and incurred a Break in Service of one day or longer prior to January 1, 1976, then is reemployed by the Employer, any service credited prior to that termination of employment shall not be restored to such Employee.

(b)
With respect to any Part-time Employee, a year of Vesting Service is any Plan Year in which the Part-time Employee completes at least 1,000 Hours of Service. No Vesting Service is counted for any Plan Year in which a Part-time Employee completes less than 1,000 Hours of Service. All periods of employment credited as Vesting Service shall be counted, regardless of any Break in Service; provided, however, if a non-vested hourly employee terminated employment and incurred a Break in Service of one day or longer prior to January 1, 1976, then is reemployed by the Employer, any service credited prior to that termination of employment shall not be restored to such Employee.

(c)
If the Employee is absent from the service of the Employer or an Affiliated Employer because of military service of the United States (as defined in Sections 4303(13) and 4303(16) of the Uniformed Services Employment and Reemployment Rights Act of 1994), and if the Employee returns to the service of the Employer or an Affiliated Employer or applies to return to the service of the Employer or an Affiliated Employer while the Employee’s reemployment rights are protected by law, that absence shall not count as a Break in Service, but instead shall be counted as Vesting Service.

(d)
In the case of a Member who is eligible to accrue benefits under Section 4.04, any period during which the Member is accruing Benefit Service under the provisions of Section 4.04 shall be included in an Employee’s Vesting Service. In addition, a Non-Grandfathered Member who is receiving payments under the Employer’s long-term disability plan as of June 30, 2011 or who becomes Disabled on or after July 1, 2011 shall continue to be credited with Vesting Service for his period of Disability

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until the earlier of the date the Member ceases to be Disabled or commences payment of his Pension.

(e)	A period of layoff and a period during which an Employee is on a leave of absence approved by the Employer, up to one year, shall not be considered Breaks in Service.

(f)
If a Part-time Employee is transferred to service as a Full-time Employee during a Plan Year, Vesting Service is counted as though the transfer occurred at the beginning of the year. If, however, the Part-time Employee had 1,000 or more Hours of Service in the year before being transferred, the Employee receives a full year of Vesting Service for that year. If a Full-time Employee is transferred to service as a Part-time Employee, Vesting Service for that calendar year is counted as though the transfer occurred on the last day of the year.

(g)
For purposes of determining eligibility for membership and vesting, each of the following periods of service shall be counted in a person’s Vesting Service to the extent that it would be recognized under paragraphs (a) through (f) above with respect to Employees:

(i)	A period of service as an employee, but not an Employee of the Employer;

(ii)	A period of service as an employee of an Affiliated Employer; and

(iii)
In the case of a person who is a Leased Employee before or after a period of service as an Employee or a period of service described in clause (i) or (ii) above, a period during which he has performed services for the Employer or an Affiliated Employer as a Leased Employee. A person who would qualify as a Leased Employee except that he has not performed services on a substantially full-time basis for one year shall nonetheless be deemed a Leased Employee for purposes of this clause (iii).

(h)
Effective January 1, 2007, if an individual who was an employee dies while performing qualified military service (as defined in Section 414(u) of the Code) and while his reemployment rights are protected by the Uniformed Services Employment and Reemployment Rights Act of 1994 and any related legislation or guidance, such individual’s period of time in qualified military service through the date he died shall be counted as Vesting Service.

3.02    Benefit Service
For any year, Benefit Service shall not exceed one full year less any Benefit Service granted to the Employee for that year by any other defined benefit plan of the Employer or an Affiliated Employer.

(a)	Benefit Service shall include:

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(i)
The period of employment with the Employer beginning on the date the Member first completes an Hour of Service and ending on the Member’s Severance Date, subject to the rules contained in this Section 3.02.

(ii)
Any period of absence from service with the Employer due to service in the uniformed services of the United States which is counted in a Member’s Vesting Service, as provided in Section 3.01(c), provided such service is required to be recognized for benefit accrual purposes under applicable law.

(iii)	Any period during which an Employee is on an approved leave of absence, including Parental Leave and layoff, up to one year.

(iv)	Any period during which a Member is accruing Benefit Service under the provisions of Section 4.04.

(v)	Any period between a Severance Date and a reemployment date which is counted as Vesting Service as provided in Section 3.01(a).

(vi)	Any period credited as Benefit Service for transferred Employees as provided in Article 11.

(vii)	Any period credited as Benefit Service for a Member under the Manville Plan prior to January 1, 1992, provided such Member was an Employee as of January 1, 1992.

(b)	Benefit Service shall exclude:

(i)	Any period in which a Member is not an Employee, except as may otherwise be provided in Article 11 or Appendix A.

(ii)	Any Benefit Service credited prior to a Break in Service of one day or longer prior to January 1, 1976, for an Employee who was a non-vested hourly employee.

(iii)	All part-time and temporary service prior to January 1, 1976.

(iv)	Any period excluded under the provisions of Section 3.03(e).

(v)	Any period of service or period of absence after June 30, 2011 with respect to a Non-Grandfathered Member.
3.03    Restoration to Service

(a)	If a Member in receipt of a Pension is restored to service with the Employer or an Affiliated Employer as an Employee, the following shall apply:

(i)	The Pension payable to such Member shall cease (unless the provisions of Section 5.04(b) are applicable), and any election of an optional benefit in

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effect shall be void. In accordance with the provisions of Section 4.06, if the Member should die in active service, a benefit shall be paid to the Member’s surviving Spouse based on the Member’s Accrued Benefit at death (including any additional Pension such Member accrues after his restoration to service).

(ii)	Any Vesting Service and Benefit Service to which the Member was entitled when he retired or terminated service shall be restored to him.

(iii)
Upon subsequent retirement or termination of service, the Member’s Pension shall be based on the benefit formula then in effect and on the Member’s Pensionable Earnings and Benefit Service both before and after the period during which such Member was not in the service of the Employer, reduced by the Equivalent Actuarial Value of the Pension, if any, the Member received both before the date of his restoration to service and before his Normal Retirement Date (determined in the manner prescribed in Section 1.16(a) as of the date of subsequent termination).

(iv)
The part of the Member’s Pension upon subsequent retirement payable with respect to Benefit Service rendered before his previous retirement or termination of service shall never be less than the amount of the Member’s previous Pension, but modified to reflect any option in effect on subsequent retirement.

(v)
Upon later retirement of a Member in service after his Normal Retirement Date, payment of the Member’s Pension shall resume effective as of the first day of the month following such retirement, payable no later than the third month after the latest Suspendible Month during the period of restoration, and shall be adjusted, if necessary, in compliance with Title 29 of the Code of Federal Regulations, Section 2530.203-3, in a consistent and nondiscriminatory manner.

(b)
If a Member entitled to but not in receipt of a Pension, or a former Member who did not receive a lump sum settlement, is restored to service, his Vesting Service and Benefit Service shall be determined as provided in Sections 3.01 and 3.02. If such former Member is restored to service as an Employee, he shall again become a Member as of his date of restoration to service.

(c)	If a former Member who received a lump sum settlement in lieu of a Pension is restored to service with the Employer, the following shall apply:

(i)	Any Benefit Service to which the Member was entitled at the time of his termination of service shall be restored to him.

(ii)
Upon the later termination or retirement of a Member whose previous Benefit Service has been restored under this paragraph (c), his Pension shall be based on the benefit formula then in effect and on his Pensionable Earnings and

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Benefit Service before and after the period when he was not in the service of the Employer, and shall be reduced by the Equivalent Actuarial Value of the lump sum settlement. Equivalent Actuarial Value for this purpose shall be determined in the manner prescribed in Section 1.16(a) as of the date of distribution.

(d)
In the event a Member of the Plan ceases to be an employee of the Employer due to the divestiture of a subsidiary, division or Affiliated Employer, and such Member’s accrued normal retirement Pension at that date becomes an obligation of a successor employer’s retirement plan due to a transfer of both Trust assets and Plan liabilities to the successor employer’s retirement plan and trust, then upon rehire by the Employer or an Affiliated Employer, such Member’s normal retirement Pension computed under Section 4.01 of the Plan shall not include any Benefit Service earned prior to the date of such divestiture.

(e)
Notwithstanding the preceding provisions of this Section 3.03, in the event an employee’s date of reemployment occurs on or after January 1, 2008, he shall be ineligible to again become an active Member and shall be ineligible to receive future accruals or Benefit Service under the terms of the Plan on and after his date of reemployment.

3.04    Special Provisions for Members With Service at Acquired Companies

(a)
The Board of Directors shall determine the extent, if any, to which Vesting Service and Benefit Service shall count for service rendered by any employee while in the employ of any acquired company prior to its acquisition by the Employer.

(b)
Any Member whose pre-acquisition service is included as Benefit Service under Section 3.02 shall have his retirement Pension computed under Section 4.01 reduced by any Accrued Benefit earned under any other qualified defined benefit pension plan for the same period of service, provided no assets were transferred to the Employer for such benefits.

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ARTICLE 4.     ELIGIBILITY FOR AND AMOUNT OF BENEFITS
4.01    Normal Retirement

(a)
Eligibility. The right of a Member to receive his normal retirement Pension shall be nonforfeitable as of his Normal Retirement Age. A Member may retire from service on a normal retirement Pension beginning on his Normal Retirement Date, or he may remain in service in which event the provisions of Section 4.02 shall be applicable.

(b)
Commencement. The normal retirement Pension shall commence effective as of the Member’s Normal Retirement Date unless the Member elects to postpone the commencement of his benefit until the first day of any later month. However, in no event shall a Member’s Pension commence later than his Required Beginning Date. Pension checks are issued at the end of each month for which payment is due.

(c)
Amount. Subject to the provisions of Section 5.01, the annual normal retirement Pension payable upon retirement on a Member’s Normal Retirement Date shall be equal to the sum of (i), (ii), (iii), (iv), (v) and (vi), but not less than (vii):

(i)	0.90% of Average Final Salary up to Covered Compensation plus 1.40% of Average Final Salary in excess of Covered Compensation multiplied by Benefit Service up to 35 years.

(ii)	1.20 of Average Final Salary multiplied by Benefit Service accrued as of June 30, 2011 in excess of 35 years.

(iii)
0.90% of Average Final Salary multiplied by Benefit Service accrued after June 30, 2011 in excess of 35 years (taking Benefit Service accrued prior to June 30, 2011 into account in determining the Member’s years of Benefit Service in excess of 35 years).

(iv)
2.5% of the Employee’s Accumulated Contributions (as defined in Appendix E), if any, together with interest at the rate of 5% per year compounded annually from January 1, 1986 to the Annuity Starting Date. (v)For any Member identified in Appendix C, the annual amount corresponding to such Member as set forth in such Appendix C.

(vi)	For any Member identified in Appendix D, the annual amount corresponding to such Member as set forth in such Appendix D.

(vii)
For any Member who is credited with Benefit Service for any Plan Year beginning after December 31, 1999 under either the Plan or the Hourly Plan, the minimum annual normal retirement Pension shall be $300 multiplied by the number of years of the Member’s Benefit Service, but not less than $1,200.

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However, the annual normal retirement Pension shall never be less than the greatest annual amount of reduced early retirement Pension which the Member could have received under Section 4.03 before his Normal Retirement Date, except to the extent permitted by law.
With respect to a Member who terminates employment after December 31, 2001, and who is affected by the $200,000 limitation on Pensionable Earnings as provided in Section 1.32, the annual normal retirement Pension shall be equal to the greater of (i) the Member’s Pension calculated under the provisions of the Plan as determined with regard to such imposition or (ii) a Pension equal to the Member’s Accrued Benefit determined as of December 31, 1993, plus the Member’s Accrued Benefit based solely on service after such date under the provisions of the Plan as determined with regard to such imposition. For this purpose, the Accrued Benefit determined as of December 31, 1993 shall be equal to the greater of (iii) the Member’s Accrued Benefit determined as of December 31, 1993 as determined with regard to the $200,000 limitation on Pensionable Earnings provided in Section 1.32 (effective before January 1, 1994) or (iv) the Member’s Accrued Benefit determined as of December 31, 1998 (under the terms of the Plan then in effect) plus the Member’s Accrued Benefit based solely on service after such date under the provisions of the Plan as determined with regard to such limitation.
Certain Accrued Benefits for Members of the Manville Plan as of December 31, 1988, are minimum benefits under the Plan and are specified in Appendix B.
In no event shall a Member’s normal retirement Pension be less than the Member’s Accrued Benefit determined as of December 31, 2006 under the provisions of the Plan then in effect. With respect to a Member accruing Benefit Service under the provisions of Section 4.04 as of December 31, 2006, such Member’s Accrued Benefit as of December 31, 2006 shall be computed on the basis of Covered Compensation frozen as of the date the Member became Disabled (determined under the terms of the Plan and applicable law as in effect on that date).
In the event a Member retires on his Normal Retirement Date but defers payment to a later date under the provisions of paragraph (b) above, the Member’s Pension payable upon the later commencement date shall be of Equivalent Actuarial Value to the Pension otherwise payable as of his Normal Retirement Date.
4.02    Late Retirement

(a)
Eligibility. In the event a Member remains in service after his Normal Retirement Date, no Pension shall be payable during such continuance in service, subject to the provisions of Section 5.04(b). Upon retirement on a Late Retirement Date, such Member shall be eligible to receive a monthly late retirement Pension.

(b)	Commencement. The late retirement Pension shall commence effective as of the Member’s Late Retirement Date unless the Member elects to postpone the

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commencement of his Pension until the first day of any later month. However, in no event shall a Member’s Pension commence later than his Required Beginning Date. Pension checks are issued at the end of each month for which payment is due.

(c)
Amount. Subject to the following provisions of this paragraph (c) and Section 5.01(b), the Member’s late retirement Pension shall be an immediate Pension beginning as of the Member’s Late Retirement Date and shall be equal to (i) the amount determined in accordance with Section 4.01(c) based on the Member’s Benefit Service, Average Final Salary and Covered Compensation as of his Late Retirement Date, or, if greater, (ii) an amount of Equivalent Actuarial Value to the Pension to which the Member would have been entitled under Section 4.01(c) if he had retired on his Normal Retirement Date, recomputed as of the first day of each subsequent Plan Year (and as of his actual Late Retirement Date) as if each such date were the Member’s Late Retirement Date. In the event a Member retires on a Late Retirement Date but defers payment to a later date under the provisions of paragraph (b) above, the Member’s Pension payable upon the later commencement date shall be of Equivalent Actuarial Value to the Pension otherwise payable as of his Late Retirement Date.

4.03    Early Retirement

(a)
Eligibility. A Member who terminates employment with the Employer and all Affiliated Employers on or after his 55th birthday and before his Normal Retirement Date and is credited with at least ten years of Vesting Service shall be entitled to receive an early retirement Pension.

(b)
Commencement. The early retirement Pension shall be a deferred Pension commencing as of the Member’s Normal Retirement Date. However, the Member may elect to receive a reduced early retirement Pension effective as of the first day of any earlier month following the Member’s termination of employment, provided that an election of an early payment date shall be subject to the notice and timing requirements set forth in Section 5.03. Alternatively, the Member may elect to postpone commencement of his early retirement Pension to the first day of any month following his Normal Retirement Date, but in no event later than his Required Beginning Date. Pension checks are issued at the end of each month for which payment is due.

(c)
Amount. Subject to the provisions of Section 5.01(b), the monthly amount of the Member’s early retirement Pension payable as of his Normal Retirement Date shall be equal to his Accrued Benefit determined as of the date of the Member’s retirement. In the event the Member elects to defer commencement of his early retirement Pension beyond his Normal Retirement Date, the Member’s Pension shall be of Equivalent Actuarial Value to the Pension otherwise payable as of his Normal Retirement Date. In the event a Member elects to commence payment prior to his Normal Retirement Date, the Member’s Pension payable as of the earlier commencement date shall be equal to his Accrued Benefit reduced by 5/12 of 1%

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for each month by which the commencement date of the Member’s early retirement Pension precedes his Normal Retirement Date; provided, however, if the Member shall have 25 years of Vesting Service at his date of retirement, the Member’s early retirement Pension shall be equal to the deferred Pension reduced by 5/12 of 1% for each month by which the commencement date of the Member’s early retirement Pension precedes the first day of the calendar month coincident with or immediately following the Member’s 62nd birthday. Notwithstanding the foregoing, in no event shall the Member’s early retirement Pension commencing prior to his Normal Retirement Date be less than the Pension to which the Member would have been entitled under this Section based on his Accrued Benefit as of December 31, 2006 and payable at the earlier commencement date under the terms of the Plan as in effect on December 31, 2006.
4.04    Disability Benefit

(a)
Eligibility. Subject to the provisions of paragraph (e) below, a Member who terminates from employment with the Employer and all Affiliated Employers as an Employee on account of Disability shall be entitled to benefits as provided in this Section. A Member must file an application requesting a determination of Disability with the Retirement Committee prior to the Employee’s termination of employment

(b)
Commencement and Duration. In the event the Member remains Disabled until his Normal Retirement Date, he shall be entitled to a Pension payable in monthly installments commencing as of his Normal Retirement Date or effective as of such later date as of which the Member ceases to accrue Benefit Service under the provisions of paragraph (c) below. If the Member’s Disability ceases prior to the Member’s Normal Retirement Date, the Member’s entitlement to benefits under this Plan shall be determined as provided under paragraph (c) below. A Member may also elect to postpone commencement of his Pension in accordance with the provisions of Section 4.01(b). However, payment shall commence no later than the Member’s Required Beginning Date.

(c)
Amount. The amount of the Pension payable to a Member entitled to benefits under this Section shall be determined by (i) considering Benefit Service as if the Member’s Benefit Service continued uninterrupted to the earlier of the date the Member’s Disability ceases or the Member’s Normal Retirement Date, provided, however, if the Member becomes Disabled after attaining age 60, the Member shall be entitled to accrue Benefit Service for a period of up to five years provided he remains Disabled during that period, (ii) using the benefit formula as stated in Section 4.01(c) in effect on the date the Member ceases to accrue Benefit Service under clause (i), and (iii) using Covered Compensation frozen as of the date the Member became Disabled (determined under the terms of the Plan and applicable law as in effect on that date).

In the event a Member who becomes Disabled after age 60 ceases to be eligible for payments under the Employer’s long-term disability plan on account of age, the Retirement Committee shall determine the Member’s continued disability for the

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period of time during which he may accrue Benefit Service under clause (i) above, based on such medical evidence as the Retirement Committee shall require in accordance with such uniform rules as it shall adopt and by applying the same definition of disability as contained under the Employer’s long-term disability plan. In the event such Member continues to accrue Benefit Service after his Required Beginning Date, his Pension shall be recomputed as of the end of each Plan Year following his Required Beginning Date (and as of the date he ceases benefit accruals) to reflect additional accruals. The Member’s recomputed Pension shall be reduced by the Equivalent Actuarial Value of the total payments of his Pension paid prior to such recomputation to arrive at his Pension payable following the recomputation (provided no reduction shall reduce a Member’s Pension below the amount of Pension payable to the Member prior to the recomputation).
If the Member’s Disability ceases before the Member’s Normal Retirement Date, the Member shall cease to accrue any further benefits under this Section as of the date he ceases to be Disabled and his Pension shall be determined under Section 4.03 or 4.05, as applicable, but based on Covered Compensation frozen as of the date the Member became Disabled (determined under the terms of the Plan and applicable law as in effect on that date), and including the Benefit Service the Member accrued during the period the Member was receiving benefits under the Employer’s long-term disability plan or, if applicable, would be receiving benefits but for a long-term disability plan age-based limitation on benefits which is different than the age-based limitation described in the preceding paragraph.

(d)
Election of Benefit Commencement In Lieu of Continued Accruals. Notwithstanding the preceding provisions of this Section 4.04, if a Member who is accruing Benefit Service under the provisions of this Section meets the requirements to commence payment of a Pension under the provisions of Section 4.01, 4.02, 4.03, or 4.05 (including Vesting Service credited under this Section) as of the day before the Member’s Annuity Starting Date, the Member may elect to cease further benefit accruals under the preceding provisions of this Section 4.04 and, in lieu thereof, elect to commence payment of a Pension under the provisions of Section 4.01, 4.02, 4.03, or 4.05. The amount of the Pension for a Member who elects to commence payments under this paragraph shall be determined using Covered Compensation frozen as of the date the Member became Disabled (determined under the terms of the Plan and applicable law as in effect on that date) and on the basis of the Member’s Average Final Salary and Benefit Service as of the date the Member ceases to accrue further accruals under this Section. The Member’s early retirement Pension or vested Pension shall be reduced to reflect its commencement prior to the Member’s Normal Retirement Date in accordance with the provisions of Section 4.03 or 4.05, as applicable. In the event payment commences after the Member’s Normal Retirement Date, the Member’s Pension shall be determined in accordance with the provisions of Section 4.02.

(e)	Restriction of Benefits for Non-Grandfathered Members. Notwithstanding the preceding provisions of this Section 4.04, in no event shall a Non-Grandfathered

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Member first become eligible for benefits under the provisions of this Section 4.04 after June 30, 2011. In addition, a Non-Grandfathered Member who is accruing Benefit Service under the provisions of this Section 4.04 as of June 30, 2011 shall cease to accrue Benefit Service under the provisions of this Section 4.04 as of June 30, 2011. A Non-Grandfathered Member’s benefit accrued under the provisions of this Section 4.04 shall continue to be governed by the provisions of this Section 4.04 on and after July 1, 2011, including the right to commence payment in accordance with the provisions of paragraph (d) above and Sections 4.01, 4.02, 4.03 and 4.05. For purposes of determining a Non-Grandfathered Member’s right to an early retirement Pension and the early retirement factor to be applied in the event a Member elects to commence payment of his Pension prior to the Member’s Normal Retirement Date under the provisions of Section 4.03, a Non-Grandfathered Member who is accruing benefits under the provisions of this Section 4.04 as of June 30, 2011 shall continue to accrue Vesting Service while the Member remains Disabled in accordance with the provisions of this Section 4.04 up to the date the Member’s Pension commences.
4.05    Vested Pension

(a)
Eligibility. A Member shall be 100 percent vested in, and have a nonforfeitable right to, his Accrued Benefit upon completion of five years of Vesting Service or, solely with respect to an employee hired by the Employer prior to January 1, 2007, the attainment of age 55. If the Member’s employment with the Employer and all Affiliated Employers is terminated for reasons other than retirement or death after he is 100% vested, the Member shall be eligible for a vested Pension after the Retirement Committee receives his written application for the Pension.

(b)
Commencement. The vested Pension shall be an unreduced deferred Pension beginning as of the Member’s Normal Retirement Date. However, a Member may elect to receive a reduced vested Pension effective as of the first day of any earlier month coincident with or following the date he attains age 55, (or, if the Member was a member of the Manville Plan prior to January 1, 1989, the date he attains age 50) provided that an election of an early payment date shall be subject to the notice and timing requirements set forth in Section 5.03. Alternatively, a Member may elect to postpone commencement of his vested Pension to the first day of any month following his Normal Retirement Date, but not later than his Required Beginning Date. Pension checks are issued at the end of each month for which payment is due.

(c)
Amount. Subject to Section 5.01(b), the amount of a Member’s vested Pension payable as of his Normal Retirement Date shall be equal to his Accrued Benefit determined as of the date of the Member’s termination of employment. If the vested Pension commences after the Member’s Normal Retirement Date, the Pension shall be of Equivalent Actuarial Value to the Pension otherwise payable at the Member’s Normal Retirement Date. If payment of the vested Pension commences before the Member’s Normal Retirement Date, the Member’s vested Pension shall be the Accrued Benefit multiplied by the appropriate factor from the following schedule:

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Age Pension Commences	Percent Payable

50	26%
51	28
52	30
53	33
54	36
55	39
56	42
57	46
58	50
59	55
60	61
61	67
62	74
63	81
64	90
When the age at commencement is other than full years, the percentages in the above schedule shall be interpolated to four decimal places to take into account the number of full months.
4.06    Surviving Spouse’s Pension

(a)	Eligibility. The surviving Spouse of a married Member shall be eligible for a surviving Spouse’s Pension if such married Member dies before his Annuity Starting Date:

(i)
In active service after he has completed the requirements for a normal retirement Pension under Section 4.01; a late retirement Pension under Section 4.02; or an early retirement Pension under Section 4.03; or

(ii)	After retiring with entitlement to a normal retirement Pension under Section 4.01; a late retirement Pension under Section 4.02; or an early retirement Pension under Section 4.03; or

(iii)	Either in active service or after terminating service on or after January 1, 1976, but in either event with entitlement to a vested Pension under Section 4.05; or

(iv)	While accruing benefits under the provisions of Section 4.04 and after accruing five years of Vesting Service.

(b)	Commencement. Payment of the surviving Spouse’s Pension to the Spouse shall commence as of the Member’s Normal Retirement Date or as of the first day of the

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month coincident with or next following his date of death, if later. Notwithstanding the foregoing, the surviving Spouse may elect to commence payment of the surviving Spouse’s Pension effective as of the first day of any earlier month coincident with or following the earliest date the Member could have elected to commence benefit payments or the first day of any month coincident with or following his date of death, if later, or the surviving Spouse may elect to defer payments up to the first day of any month following the Member’s Normal Retirement Date, but not later than the end of the calendar year in which the deceased Member would have attained age 70½. Pension checks are issued at the end of each month for which payment is due.

(c)
Amount. The amount of the monthly surviving Spouse’s Pension payable to the Member’s Spouse shall be equal to the Pension that would have been payable to his Spouse if the Member had elected to have his Pension commence in the form of a Qualified Joint and Survivor Annuity on his Normal Retirement Date or upon his date of death, if later.

However, if within the 90-day period prior to his Annuity Starting Date a Member has elected an optional form of payment which provides for monthly payments to the Member’s Spouse for life in an amount equal to at least 50 percent but not more than 100 percent of the monthly amount payable under the option for the life of the Member and such option is of Equivalent Actuarial Value to the Qualified Joint and Survivor Annuity, such optional form of payment shall be used for computing the surviving Spouse’s Pension instead of the Qualified Joint and Survivor Annuity. Further, a Member who dies after qualifying for an early, normal or late retirement Pension shall be deemed to have elected a Qualified Joint and 100% Survivor Annuity and the amount of the survivor annuity calculated under this paragraph shall be calculated on that basis.
In any case in which the surviving Spouse’s Pension commences (in accordance with paragraph (b) above) prior to the Member’s Normal Retirement Date, the amount of the surviving Spouse’s Pension shall be adjusted to reflect a reduction for early commencement equivalent to the reduction that would have been applied in determining the amount of the Member’s Pension under the provisions of Section 4.03 or 4.05, as applicable, had the Member begun to receive his Pension as of such commencement date. If a Member dies after he has reached his 55th birthday and completed at least 25 years of Vesting Service, the Pension payable to his surviving Spouse shall be increased if the Spouse postpones payment beyond the date the Member would have attained age 62. The Spouse’s Pension otherwise payable at the date the Member would have attained age 62 shall be increased by 0.25% per month for every month that the postponed commencement date follows the first day of the month after the Member would have attained his 62nd birthday up to the Member’s Normal Retirement Date.
In any case in which the surviving Spouse elects to defer commencement after the Member’s Normal Retirement Date, the surviving Spouse’s Pension shall be of Equivalent Actuarial Value to the benefit otherwise payable to the Spouse at the later

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of the Member’s Normal Retirement Date (taking into account the adjustment provided for in the preceding paragraph, if applicable) or the earliest date the Spouse was eligible to commence payment.
If the Member’s death occurred while he was accruing benefits under Section 4.04, the surviving Spouse’s Pension (i) shall be based on the Member’s Accrued Benefit at his date of death determined by using Covered Compensation as of the date the Member became Disabled, and Average Final Salary and Benefit Service as of his date of death including the period during which the Member was accruing Benefit Service under Section 4.04; and, if applicable, (ii) shall be reduced for early commencement based on the reduction that would apply if the Member’s Pension had commenced on the commencement date elected by the Spouse.

(d)
Small Lump Sum Payment. Notwithstanding the preceding provisions of this Section, a lump sum payment of Equivalent Actuarial Value shall be paid to the Spouse in lieu of the monthly Pension if the present value of the Spouse’s Pension payable as of the Member’s Normal Retirement Date or date of death, if later, amounts to $5,000 or less. The lump sum payment shall be made as soon as practicable following the Member’s date of death. In the event the present value of a Spouse’s Pension exceeds $5,000 upon an initial determination as to its present value, the present value of the Spouse’s Pension shall be redetermined at such times as the Retirement Committee, in accordance with rules and procedures it shall adopt, determines that there has been sufficient change in the actuarial assumptions used to compute such present value that it is likely that the present value of the Pension of more than a de minimis number of Spouse’s will be less than $5,000 based on such actuarial assumptions, to determine whether a lump sum payment shall be made in lieu of the monthly Pension. The lump sum payment shall be made as soon as practicable following the determination that the amount qualifies for distribution under this paragraph. However, in no event shall a lump sum payment be made following the date Pension payments have commenced to the Spouse as an annuity.

(e)
Mandatory Survivor Benefits on behalf of Members Who Die in Qualified Military Service. In the event a Member dies on or after January 1, 2007, while in qualified military service (as defined in Section 414(u) of the Code) and while his reemployment rights are protected under law, the surviving Spouse’s Pension shall be determined based on the assumption that the Member had returned to active employment and then terminated employment on account of his or her death. However, in determining the amount of the surviving Spouse’s Pension, the Member’s Accrued Benefit shall be determined at the date the Member entered military service and no Pensionable Earnings or Benefit Service shall be imputed for the period of military service (except to the extent all or a portion of such period of military service is treated as a Leave of Absence for which Benefit Service is granted under the Plan).

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4.07    Maximum Benefit Limitation

(a)
Maximum Pension. Notwithstanding any provisions of the Plan to the contrary, the benefits accrued by and payable to or on behalf of a Member under the Plan shall be subject to the maximum limitations set forth in Section 415 of the Code and any regulations or rulings issued thereunder. The increased limitations of Section 415(b) of the Code effective on and after January 1, 2002 shall apply solely to employees participating in the Plan who have one Hour of Service on or after January 1, 2002.

(b)
Adjustment of Benefit and Maximum Dollar Limitation. If the benefit payable under the Plan would (but for this Section) exceed the limitations of Section 415 of the Code by reason of a benefit payable under another defined benefit plan aggregated with this Plan under Section 415(f) of the Code, the benefit under this Plan shall be reduced to the extent necessary to comply with the provisions of Section 415 of the Code. As of January 1 of each calendar year beginning on or after January 1, 2002, the maximum dollar limitation shall be adjusted as indexed, pursuant to Section 415(d) of the Code. Such adjustment of the maximum dollar limitation shall not apply to Members who terminated employment prior to the effective date of the adjustment.

(c)	Limitation Year. For purposes of this Section, the limitation year shall be the calendar year.

(d)	Definition of Compensation. The term “compensation” for purposes of applying the applicable limitations under Section 415 of the Code with respect to any Member shall mean Statutory Compensation.
4.08    Cessation of Benefit Accruals for Non-Grandfathered Members
Notwithstanding any provisions of the Plan to the contrary, in calculating the benefit payable to or on behalf of a Non-Grandfathered Member under the Plan after June 30, 2011, the following rules shall apply:

(a)	Benefit Service for benefit accrual purposes shall be frozen as of June 30, 2011;

(b)	Average Final Salary and Covered Compensation shall be frozen as of December 31, 2011; and

(c)	Vesting Service shall continue to be credited in accordance with the provisions of the Plan for all purposes.

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ARTICLE 5.     PAYMENT OF PENSIONS
5.01    Normal Form of Payment

(a)
Unmarried Member. If a Member is not married on his Annuity Starting Date, his Pension shall be payable in the form of a single life annuity and shall be payable in monthly installments on or about the last business day of each month ending with the last monthly payment for the month in which his death occurs, unless the Member has elected an optional benefit as provided in Section 5.02.

(b)
Married Member. If a Member is married on his Annuity Starting Date, the monthly Pension shall be payable as a Qualified Joint and Survivor Annuity, unless the Member has elected an optional benefit as provided in Section 5.02. Notwithstanding the foregoing, in no event shall the Member’s benefit under the form of payment in this paragraph (b) be less than the amount payable under such form of payment on his Annuity Starting Date based on his Accrued Benefit as of December 31, 2006 and based on the terms of the Plan in effect on December 31, 2006 (including the actuarial equivalent factors in effect as of that date).

(c)
Cash-Outs. Notwithstanding any provision of the Plan to the contrary, if the Equivalent Actuarial Value of the Pension payable to a Member from the Plan determined as of the Member’s Normal Retirement Date or actual termination of employment, if later, is $5,000 or less, such Pension shall be paid in a lump sum which is the Equivalent Actuarial Value of such Pension. The lump sum payment shall be made as soon as administratively practicable following the Member’s Severance Date, provided the Member’s Pension has not commenced in the form of an annuity. In the event the present value of a Member’s Pension exceeds $5,000 upon an initial determination as to its present value, the present value of the Member’s Pension shall be redetermined at such times as the Retirement Committee, in accordance with rules and procedures it shall adopt, determines that there has been sufficient change in the actuarial assumptions used to compute such present value that it is likely that the present value of the Pension of more than a de minimis number of Members will be less than $5,000 based on such actuarial assumptions, to determine whether a lump sum payment shall be made in lieu of the monthly Pension. The lump sum payment shall be made as soon as practicable following the determination that the amount qualifies for distribution under this paragraph. However, in no event shall a lump sum payment be made following the date Pension payments have commenced to the Member as an annuity. In the event a Member is not entitled to any Pension upon his Severance Date, he shall be deemed cashed out as of the date he terminates employment and shall forfeit any benefit under the Plan. However, if a Member described in the preceding sentence is subsequently reemployed by the Employer or Affiliated Employer, the provisions of Section 3.03 shall apply to him without regard to such sentence.

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5.02    Optional Forms of Payment
Subject to the provisions of Section 5.03, a Member may elect to convert the Pension otherwise payable to him into an optional Pension of Equivalent Actuarial Value, as provided in one of the options named below:
(a)    Option 1 – Single Life Annuity
A monthly Pension shall be paid during the life of the Member with no Pension payable after his death.
(b)    Option 2 – 100% Joint and Survivor Annuity
A reduced monthly Pension shall be paid during the life of the Member and after his death, 100% of such reduced monthly Pension shall be continued during the life of and shall be paid to the Member’s Beneficiary.

(c)	Option 3 – 75% Joint and Survivor Annuity
A reduced monthly Pension shall be paid during the life of the Member and after his death, a monthly payment equal to 75% of such reduced monthly Pension shall be continued during the life of and shall be paid to the Member’s Beneficiary.
(d)    Option 4 – 50% Joint and Survivor Annuity
A reduced monthly Pension shall be paid during the life of the Member and after his death, a monthly payment equal to 50% of such reduced monthly Pension shall be continued during the life of and shall be paid to the Member’s Beneficiary.
(e)    Option 5 – 25% Joint and Survivor Annuity
A reduced monthly Pension shall be paid during the life of the Member and after his death, a monthly payment equal to 25% of such reduced monthly Pension shall be continued during the life of and shall be paid to the Member’s Beneficiary.

(f)	Option 6 – 10 Years Certain and Life Annuity
A monthly Pension shall be paid during the life of the Member and payments shall be guaranteed to be made for a minimum period of ten years. In the event of the death of the Member after the Annuity Starting Date, but before the Member’s receipt of monthly Pension payments for ten years, the remainder of such payments shall be made to the Member’s Beneficiary. In the event such Beneficiary is not living at the date of the Member’s death, the residual value of those remaining monthly payments payable under this paragraph (f) shall be paid to the Member’s estate. If the designated Beneficiary should die after receiving at least one payment, and if further payments are due after the death of the designated Beneficiary, the further payments shall be made to any person(s) designated by the Member as an alternate

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Beneficiary or, in the absence of an alternate surviving Beneficiary, the residual value shall be paid to the estate of the last surviving Beneficiary in one lump sum. The residual value shall be determined on the basis of an interest rate of 120 percent of the mid-term Applicable Federal Rate for the first month of the applicable Plan Year, compounded annually.

(g)	Option 7 – Level Income Option.
Under the level income option, a Member who retires when eligible for an early retirement Pension or terminates employment with eligibility for a vested Pension and whose Annuity Starting Date precedes the Member’s 62nd birthday may elect to receive a retirement Pension of Equivalent Actuarial Value beginning as of the Member’s Annuity Starting Date and continuing to the first day of the month in which the Member’s death occurs. Payments will be made monthly at one rate until a Member becomes eligible for a primary Social Security benefit (age 62) (the “changeover date”), and at a lower rate thereafter.
The difference between the amount payable before and after the changeover date will approximate the old age benefit estimated by the Retirement Committee to be payable to the Member under the Social Security Act on the changeover date, as if payment of such benefit were to begin on the changeover date. Unless the Member provides the Retirement Committee with documentation of the Member’s salary history, the old age benefit will be estimated in accordance with uniform, nondiscriminatory rules based on the following assumptions: (A) the Member continued to receive earnings between the date of his termination of employment with the Employer and the Member’s changeover date in an amount equal to the full calendar year pay immediately prior to his termination of employment, and (B) the Member’s earnings before the full calendar year immediately prior to his termination of employment will be projected backward by applying a salary scale which equals the change in national average wages from year to year as determined by the Social Security Administration.
Notwithstanding the foregoing, in no event shall the Member’s benefit under Option 2, 3, 4, 5 or 6 above be less than the amount that would have been payable under such form of payment on his Annuity Starting Date based on his Accrued Benefit as of December 31, 2006 and based on the terms of the Plan in effect on December 31, 2006 (including the actuarial equivalent factors in effect as of that date).
If a Member dies after Pension payments have commenced, any payments continuing to be made to a Beneficiary shall be distributed at least as rapidly as under the method of distribution being used as of the Member’s date of death.
5.03    Election of Options

(a)	Spousal Consent. A married Member’s election of any option shall only be effective if Spousal Consent to the election is received by the Retirement Committee, unless:

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(i)
the option provides for monthly payments to his Spouse for life after the Member’s death, in an amount equal to at least 50%, but not more than 100%, of the monthly amount payable under the option to the Member, and

(ii)	the option is of Equivalent Actuarial Value to the Qualified Joint and Survivor Annuity.

(b)
Notice. The Retirement Committee shall furnish to each Member a written notice explaining in nontechnical language the terms and conditions of the Pension payable to the Member in the optional forms described in Section 5.02. Such explanation shall include a general description of the eligibility conditions for, and the material features and relative values of, the optional forms of Pensions under the Plan, any rights the Member may have to defer commencement of his Pension, the consequences of the Member’s failure to defer, the requirement for Spousal Consent as provided in paragraph (a) above, and the right of the Member to make, and to revoke, elections under this Section. Generally, the notice shall be provided not less than 30 days and no more than 90 days before the Member’s Annuity Starting Date, provided, however, the notice may be furnished after the Annuity Starting Date if the written notice as described above was not provided on a timely basis (i) due to an administrative error determined by the Retirement Committee on a basis uniformly applicable to all Members similarly situated, or (ii) due to an involuntary termination of employment.

(c)	Form and Timing of Elections. An election of an optional form shall be made on a form provided by the Retirement Committee. The timing of such election shall be subject to the following:

(i)
General Rule. Except as otherwise provided in this paragraph (c), a Member’s election of an optional form may be made at any time during the period beginning on the date the Member receives the notice described in paragraph (b) and ending on the Member’s Annuity Starting Date. Notwithstanding the foregoing, an election received after the Annuity Starting Date shall be deemed to have been made within the election period if:

(A)	the notice described in paragraph (b) is provided to the Member at least 30 days before the Annuity Starting Date;

(B)	distributions commence not later than 90 days after the date such notice is provided to the Member; and

(C)	the Member’s election is made before the date distributions commence.
A distribution shall not be deemed to violate the requirement of subparagraph (B) merely because, due solely to administrative delay, it commences more than 90 days after the date notice is provided to the Member.

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A Member’s Annuity Starting Date may not occur sooner than 30 days after receipt of the notice, except as permitted under subparagraph (ii).

(ii)
Waiver of 30-Day Period. A Member may, after having received the notice described in paragraph (b) above, affirmatively elect to have his Pension commence sooner than 30 days following his receipt of the notice, provided all of the following requirements are met:

(A)
the Retirement Committee clearly informs the Member that he has a period of at least 30 days after receiving the notice to decide when to have his benefits begin, and, if applicable, to choose a particular optional form of payment;

(B)	after receiving the notice, the Member affirmatively elects a date for his Pension to begin and, if applicable, an optional form of payment;

(C)	the Member is permitted to revoke his election until the later of his Annuity Starting Date or at any time prior to the commencement of benefit payments;

(D)
payment does not commence less than seven days following the day after the notice is received by the Member, nor more than 90 days following the day the notice is received by the Member (except that the 90-day period may be extended due to administrative delay); and

(E)	the Member’s Annuity Starting Date is after the date the notice is provided, except as provided in subparagraph (iii).

(iii)
Retroactive Annuity Starting Date. If a Member is eligible (in accordance with the provisions of the last sentence of paragraph (b) above) to elect, and does elect, an Annuity Starting Date that precedes the date he received the notice (a “retroactive Annuity Starting Date”), such election shall be subject to the following requirements:

(A)
With respect to an election made by a Member who is involuntarily terminated by the Employer, the retroactive Annuity Starting Date is within the 120-day period following the Member’s termination of employment with the Employer and all Affiliated Employers.

(B)
The Member’s benefit, including any interest adjustment, must satisfy the provisions of Section 415 of the Code, both at the retroactive Annuity Starting Date and at the actual commencement date, except that if the form of payment is not subject to the provisions of Section 417(e)(3) of the Code and payments commence within 12 months of the Member’s retroactive Annuity Starting Date, the provisions of Section 415 of the Code need only be satisfied as of the retroactive Annuity Starting Date.

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(C)
If payment is made in the form of an annuity that is not subject to the provisions of Section 417(e)(3) of the Code, a payment equal in amount to the sum of the monthly payments that the Member would have received during the period commencing on his retroactive Annuity Starting Date and ending with the month preceding his actual commencement date, plus interest at the rate of 120 percent of the mid-term Applicable Federal Rate for the first month of the applicable Plan Year, compounded annually, shall be paid to the Member on his actual commencement date.

(D)	Spousal Consent to the retroactive Annuity Starting Date is required for such election to be effective unless:

(I)
the amount of the survivor annuity payable to the Spouse determined as of the retroactive Annuity Starting Date under the form elected by the Member is no less than the amount the Spouse would have received under the Qualified Joint and Survivor Annuity if the date payments commence were substituted for the retroactive Annuity Starting Date; or

(II)	the Member’s Spouse on his retroactive Annuity Starting Date is not his Spouse on his actual commencement date and is not treated as his Spouse under a qualified domestic relations order.

(E)	If the Member elects payment in a form of payment that is subject to the provisions of Section 417(e)(3) of the Code:

(I)
the monthly amount shall not be less than the amount that would have been paid in the same form on the retroactive Annuity Starting Date if the benefit amount had been calculated using the IRS Interest Rate and the IRS Mortality Table in effect on the actual commencement date; and

(II)	interest shall be credited in the same manner as described under subparagraph (C) above.

(F)	The provisions of subparagraphs (i) and (ii) above shall apply by substituting the actual commencement date for the Annuity Starting Date.

(G)
Payment does not commence less than seven days following the day after the notice is received by the Member, nor more than 90 days following the day the notice is received by the Member (except that the 90-day period may be extended due to administrative delay).

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(d)
Revocation of Election. An election of an option may be revoked on a form provided by the Retirement Committee, and subsequent elections and revocations may be made at any time during the election period described above. An election of an optional benefit shall be effective on the Member’s Annuity Starting Date and may not be modified after his Annuity Starting Date unless otherwise provided in paragraph (c) above. A revocation of any election shall be effective when the completed form is timely filed with the Retirement Committee. If a Member who has elected an optional benefit dies before his Annuity Starting Date (or before the date the election of the option becomes effective under paragraph (c) above, if later), the election shall be revoked. If the Beneficiary designated under an option dies before the Member’s Annuity Starting Date (or before the date the election of the option becomes effective under paragraph (c) above, if later), the election shall be revoked.

5.04    Commencement and Duration of Payments

(a)
Except as otherwise provided in Article 4 or this Article 5, payment of a Member’s Pension shall begin as soon as administratively practicable following the later of (i) the Member’s 65th birthday, or (ii) the date he terminates service with the Employer and all Affiliated Employers (but not more than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs).

(b)	Notwithstanding the preceding paragraph or any provision of the Plan to the contrary, a Member’s Pension shall commence no later than his Required Beginning Date.

(c)
The first monthly payment of a Pension to a Member shall be made on or about the last business day of the month in which the Member’s Annuity Starting Date occurs. Subsequent monthly payments shall be made on or about the last business day of each subsequent month during the Member’s lifetime. The last monthly payment to the Member shall be made on or about the last business day of the month in which the Member dies (unless an earlier termination date is provided under the optional form of payment elected by the Member).

In the event payments are due to a surviving Spouse or other Beneficiary following the Member’s death under the form of payment then in effect, the first payment due the surviving Spouse or other Beneficiary shall be made on or about the last business day of the month following the calendar month in which the Member died. Subsequent monthly payments shall be made on or about the last business day of each month during the Spouse’s or Beneficiary’s lifetime (or during the remaining period certain, if applicable). The last monthly payment shall be made on or about the last business day of the month in which the Spouse or Beneficiary dies (or, if earlier, upon the expiration of the period certain, if applicable).
5.05    Distribution Limitation

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Notwithstanding any other provision of this Article 5, all distributions from the Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code. With respect to distributions made under the Plan on or after January 1, 2003, the Plan shall apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the final regulations issued on April 17, 2002.
With respect to Pensions commencing on or after January 1, 2006, the following rules shall apply:

(a)
Any additional benefits accruing to a Member in a calendar year after the first distribution calendar year will be distributed beginning as of the first payment interval ending in the calendar year immediately following the calendar year in which such amounts accrue.

(b)
If a Member’s Pension is being distributed in the form of a joint and survivor annuity for the joint lives of the Member and a non-Spouse Beneficiary, annuity payments to be made on or after the Member’s Required Beginning Date to the Beneficiary after the Member’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Member using the table set forth in Q&A-2 of Section 1.401(a)(9)-6 of the U. S. Treasury Department regulations. If the Annuity Starting Date occurs in a calendar year which precedes the calendar year in which the Member reaches age 70, in determining the applicable percentage, the Member/Beneficiary’s age difference is reduced by the number of years that the Member is younger than age 70 on the Member’s birthday in the calendar year that contains the Annuity Starting Date.

(c)
If the Member’s Pension is being distributed in the form of a period certain and life annuity option, the period certain may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the U. S. Treasury Department regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Member reaches age 70, the applicable distribution period for the Member is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the U. S. Treasury Department regulations plus the excess of 70 over the age of the Member as of the Member’s birthday in the year that contains the Annuity Starting Date.

(d)	For purposes of this Section, the following definitions shall apply:

(i)
“Beneficiary” means an individual other than the Member’s Spouse who is designated to receive survivor benefits under a joint and survivor annuity or a period certain annuity as an optional form of payment. Such Beneficiary shall constitute the designated beneficiary as such term is used under Section

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401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the U. S. Treasury Department regulations.

(ii)
“Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before a Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date.

(iii)	“Life expectancy” is life expectancy as computed using the Single Life Table in Section 1.401(a)(9)-9 of the U.S. Treasury Department regulations.
5.06    Direct Rollover of Certain Distributions

(a)
Elective Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Retirement Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)
Mandatory Rollovers. Notwithstanding any provision of the Plan to the contrary, effective March 28, 2005 if the present value of the Member’s Accrued Benefit amounts to at least $1,000 but not more than $5,000, and if the Member fails to make an affirmative election to either receive the lump sum payment in cash or have it directly rolled over to an eligible retirement plan pursuant to the provisions of paragraph (a) within such election period as shall be prescribed by the Retirement Committee, the Retirement Committee shall direct the Trustee to transfer such lump sum payment to an individual retirement plan (within the meaning of Section 7701(a)(37) of the Code) (“IRA”) selected by the Retirement Committee. The IRA shall be maintained for the exclusive benefit of the Member on whose behalf such transfer is made. The transfer shall occur as soon as practicable following the end of the election period. The funds in the IRA shall be invested in an investment product designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity, as determined from time to time by the Retirement Committee. In implementing the provisions of this paragraph (b), the Retirement Committee shall:

(i)	enter into a written agreement with each IRA provider setting forth the terms and conditions applicable to the establishment and maintenance of the IRAs in conformity with applicable law;

(ii)
furnish Member with notice of the Plan’s automatic rollover provisions, including, but not limited to, a description of the nature of the investment product in which the assets of the IRA will be invested and how the fees and expenses attendant to the IRA will be allocated, and a statement that a Member may roll over the assets of the IRA to another eligible retirement plan. Such

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notice shall be provided to Members in such time and form as shall be prescribed by the Retirement Committee in accordance with applicable law; and

(iii)
fulfill such other requirements of the safe harbor contained in Department of Labor Regulation Section 2550.404a-2 and, if applicable, the conditions of Department of Labor Prohibited Transaction Class Exemption 2004-16.

(c)	Definitions. The following definitions apply to the terms used in this Section:

(i)	“Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(A)
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(B)	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

(C)
any after-tax amount unless such amount is rolled over or transferred (i.e., directly rolled) to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or, effective on or after January 1, 2008 a Roth individual retirement account described in Section 408A(b) of the Code; or transferred (i.e., directly rolled over) to:

(1)	a qualified defined contribution plan described in Section 401(a) of the Code;

(2)	effective on and after January 1, 2007, any qualified plan described in Section 401(a) of the Code; or

(3)	effective on and after January 1, 2007, an annuity plan described in Section 403(b) of the Code;
provided that a plan described in subparagraph (1), (2) or (3) agrees to separately account for such after-tax amount and earnings thereon.

(ii)	“Eligible retirement plan” means any of the following types of plans that accept the distributee’s eligible rollover distribution:
(A)    a qualified plan described in Section 401(a) of the Code;

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(B)    an annuity plan described in Section 403(a) of the Code;

(C)	an individual retirement account or individual retirement annuity described in Section 408(a) or 408(b) of the Code, respectively;

(D)	effective January 1, 2002, an annuity contract described in Section 403(b) of the Code;

(E)
effective January 1, 2002, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and

(F)	effective January 1, 2008, a Roth IRA described in Section 408A of the Code.

(iii)
“Distributee” means an employee or former employee. In addition, solely for purposes of paragraph (a) above, the employee’s or former employee’s surviving Spouse and the employee’s or former employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code are distributees with regard to the interest of the Spouse or former Spouse.

(iv)	“Direct rollover” means a payment by the Plan to the eligible retirement plan specified by the distributee.

(d)
Non-Spouse Beneficiary Rollovers. Notwithstanding any provision of this Section to the contrary, effective as of January 1, 2010, a non-Spouse Beneficiary of a deceased Member may elect, at the time and in the manner prescribed by the Retirement Committee, to directly roll over any portion of a distribution that would constitute an eligible rollover distribution if it were made to a Member, surviving Spouse, or alternate payee, provided such direct rollover is made to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or a Roth IRA described in Section 408A of the Code (collectively, “IRA”) that is established on behalf of the non-Spouse Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Sections 402(c)(11) and 408(d)(3)(C)(ii) of the Code. Distributions under this paragraph (d) that would have been eligible rollover distributions if made to a Member, surviving spouse or alternate payee will be treated as eligible rollover distributions for all purposes under the Code, regardless of whether the non-spouse Beneficiary elects to directly roll over such distribution.

5.07    Special Commencement Right During 2014

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Notwithstanding anything in Article 4 or this Article 5 to the contrary, certain Members may elect to commence their Pension with an Annuity Starting Date on the Special Annuity Starting Date (as defined below), in accordance with this Section.

(a)	Definitions. For purposes of this Section, each of the following terms when capitalized has the respective meaning set forth below:

(i)	Eligible Participant. An “Eligible Participant” is a vested Member who meets all of the following requirements:

(A)
The Member had a termination of employment with the Employer and all Affiliated Employers with a vested Pension prior to April 1, 2014 and has not been reemployed by the Employer or an Affiliated Employer on or before the Special Annuity Starting Date;

(B)	The Member is not receiving benefits under a long-term disability plan of the Employer or an Affiliated Employer;

(C)	The Member has not attained his or her Normal Retirement Date on or before the Special Annuity Starting Date;

(D)	The Member has not commenced his or her benefit as of an Annuity Starting Date prior to the Special Annuity Starting Date;

(E)	No portion of the Member’s Accrued Benefit is subject to a qualified domestic relations order or other lien that is in effect or pending as of the Special Annuity Starting Date;

(F)	As of the Special Annuity Starting Date, the Member had not deceased; and

(G)	The Equivalent Actuarial Value of the Member’s Accrued Benefit determined as of November 1, 2014 is no greater than $50,000.

(ii)	Special Annuity Starting Date. The “Special Annuity Starting Date” means November 1, 2014.

(iii)	Window Election Period. The “Window Election Period” means the period beginning on August 18, 2014 and ending on October 3, 2014.

(b)	Payment Options for Eligible Participants. The following provisions apply to Eligible Participants who commence their Plan benefits under this Section:

(i)
Retirement-Eligible Participant. An Eligible Participant who, as of the Special Annuity Starting Date, is eligible to commence an early retirement Pension under Section 4.03 or a vested Pension under Section 4.05 as of the Special Annuity Starting Date, may elect to receive his or her Pension benefit

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in the form of a lump-sum payment pursuant to this Section or in any form of benefit otherwise available to the Eligible Participant under Section 5.02.

(ii)
Non-Retirement-Eligible Participant. An Eligible Participant who, as of the Special Annuity Starting Date, is otherwise not eligible to commence his benefit as of the Special Annuity Starting Date, may elect to receive his or her Pension benefit in the form of a:

(A)	lump-sum payment pursuant to this Section,

(B)	single life annuity under Section 5.02(a),

(C)	if the Eligible Participant is married on the Special Annuity Starting Date, a Qualified Joint and Survivor Annuity, or

(D)	if the Eligible Participant is married on the Special Annuity Starting Date, a 75% joint and survivor annuity under Section 5.02(c) with the Eligible Participant’s Spouse as his Beneficiary.

(iii)	Spousal Consent Requirements. An Eligible Participant’s election to waive the normal form of benefit under Section 5.01(b) is subject to Spousal Consent.

(c)	Calculation of Benefits.

(i)
Retirement-Eligible Participant. With respect to an Eligible Participant described in subsection (b)(i) above, the benefit payable under this Section shall be calculated under the provisions of the Plan that generally apply to the calculation of such benefit, but disregarding any limitation on the amount of lump sums otherwise payable under the terms of the Plan.

(ii)
Non-Retirement-Eligible Participant. With respect to an Eligible Participant described in subsection (b)(ii) above, the benefit payable under this Section shall be of Equivalent Actuarial Value to the Eligible Participant’s Accrued Benefit using the actuarial assumptions for calculating lump sums.

(d)
Election Procedures. An Eligible Participant’s election to commence benefits under this Section must be made in accordance with procedures established by the Retirement Committee. An Eligible Participant’s election to receive payment under this Section must be postmarked no later than the last day of the Window Election Period, unless a later date is required by law due to a delay in the delivery of the election notice to the Eligible Participant. An Eligible Participant who does not notify the Retirement Committee of a change in his or her address by the date established by the Retirement Committee in order for the Eligible Participant to commence a benefit with an Annuity Starting Date on the Special Annuity Starting Date, shall not be eligible to commence his or her benefit under this Section. An Eligible Participant who does not submit a completed election form (including any

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applicable Spousal Consent) in accordance with this subsection (d) may commence benefits only at the time and in the form determined under the Plan without regard to this Section.

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ARTICLE 6.     CONTRIBUTIONS
6.01    Employer Contributions
It is the intention of the Employer to continue the Plan, make the contributions that are necessary to maintain the Plan on a sound actuarial basis, and meet the minimum funding standards prescribed by law. However, subject to the provisions of Article 10, the Employer may discontinue its contributions for any reason at any time. Any forfeitures shall be used to reduce the Employer’s contributions otherwise payable.
6.02    Return of Contributions

(a)
Employer contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code. If all or part of the Employer’s deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the date of the disallowance of deduction.

(b)
The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake-of-fact, reduced by any investment loss attributable to those contributions, provided recovery is made within one year after the date of those contributions.

6.03    Member Contributions
No Member shall contribute to the Plan.

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ARTICLE 7.     ADMINISTRATION OF PLAN
7.01    Adoption of Charter
The Board of Directors may adopt a Charter which sets forth procedures regarding the governance and maintenance of the Retirement Committee and, to the extent not inconsistent with the Plan, the rights, duties, and responsibilities of the Retirement Committee with respect to the Plan.
7.02    Administration of Retirement Committee
The Retirement Committee will have all rights, duties and responsibilities as provided in the Charter and the Plan, and will be governed and maintained in accordance with the Charter.
7.03    Authority of Retirement Committee
Subject to the limitations of the Plan, the Retirement Committee shall establish rules for the administration of the Plan and the transaction of its business. All actions of the Retirement Committee shall be in accordance with the Charter. The Retirement Committee, in addition to such duties and powers as provided in the Charter, shall maintain accounts reflecting the financial transactions of the Plan, and shall recommend, implement and monitor investment policy guidelines and objectives as approved by the Board of Directors. The Retirement Committee shall submit a report periodically to the Board of Directors giving the status of the Fund regarding the satisfaction of the investment objectives.
The Retirement Committee shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan, which shall include, but not be limited to, determination of:

(a)	an individual’s eligibility for Plan participation,

(b)	the right to and amount of any benefit payable under the Plan, and

(c)
the date on which any individual ceases to be a Member. The Retirement Committee shall have discretionary authority to decide disputed claims in accordance with its interpretation of the terms of the Plan.

The determination of the Retirement Committee as to any disputed question or claim shall be conclusive and final.
7.04    Prudent Conduct
The members of the Retirement Committee shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar situation.

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7.05    Actuary
The Retirement Committee shall maintain such data as may be necessary for actuarial valuations of the liabilities of the Plan. At the request of the Board of Directors, the Retirement Committee shall submit a report each year to the Board of Directors, giving a brief account of the operation of the Plan during the past year, and a copy of that report shall be filed in the office of the Plan, where it shall be open to inspection by any Member of the Plan. As an aid to the Retirement Committee in fixing the rate of contributions payable to the Plan, the actuary designated by the Retirement Committee shall prepare annual actuarial valuations of the contingent assets and liabilities of the Plan, and shall submit to the Retirement Committee the recommended Employer contribution.
7.06    Service in More Than One Fiduciary Capacity
Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the Funds of the Plan.
7.07    Limitation of Liability
The Employer, the Board of Directors, the members of the Retirement Committee, and any officer, employee or agent of the Employer shall not incur any liability individually or on behalf of any other individuals, or on behalf of the Employer for any act, or failure to act, made in good faith in relation to the Plan or the Funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.
7.08    Indemnification
The Employer, the members of the Retirement Committee, the Board of Directors, and the officers, employees and agents of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the Funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the Funds of the Plan, and any and all amounts paid in any compromise or settlement relating to the Plan or the Funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be made from the Funds of the Plan to the extent of those Funds and to the extent permitted under applicable law; otherwise, from the assets of the Employer.
7.09    Expenses of Administration
All expenses that arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who has been retained by the Employer or the Retirement Committee in connection with the administration thereof, shall be paid from the Funds of the Plan held by the Trustee under the trust agreement or insurance

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or annuity contract adopted for use in implementing the Plan to the extent not paid by the Employer.

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ARTICLE 8.     MANAGEMENT OF FUNDS
8.01    Trustee
All the Funds of the Plan shall be held by a Trustee, or Trustees, appointed from time to time by the Retirement Committee under a Trust Agreement adopted, or as amended, by the Retirement Committee for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employer. The Employer shall have no liability for the payment of benefits under the Plan or for the administration of the Funds paid over to the Trustee or Trustees.
8.02    Exclusive Benefit Rule
Except as otherwise provided in the Plan, no part of the corpus or income of the Funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No person shall have any interest in, or right to, any part of the earnings of the Funds of the Plan, or any interest in, or right to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.
8.03    Appointment of Investment Manager
Except as provided in this Section, the Trustee shall have the power and authority to manage and invest the assets of the Plan. The Retirement Committee may, at its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Retirement Committee shall designate. In that event, authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

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ARTICLE 9.     GENERAL PROVISIONS
9.01    Nonalienation and Qualified Domestic Relations Orders

(a)
Except as required by any applicable law or paragraph (b) or (c) below, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which meets the following conditions:

(i)
Creates for, or assigns to, an alternate payee the right to receive all or a portion of the Member’s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that alternate payee;

(ii)	Is made pursuant to a state domestic relations law;

(iii)	Does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

(iv)	Otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a “qualified domestic relations order (QDRO),” as determined by the Retirement Committee.
In determining the benefit payable to the alternate payee, the portion of the Member’s benefit payable to the alternate payee at the date that benefits are scheduled to commence under the QDRO shall be actuarially adjusted to reflect the difference in ages between the Member and the alternate payee. The actuarial adjustment for this purpose, as well as for the purpose of determining the Equivalent Actuarial Value of a benefit commencing before Normal Retirement Date, if applicable, shall be based on an interest rate and mortality table specified for converting a life annuity to an optional form of annuity (other than a level income option) under the terms of the Plan in effect on the alternate payee’s Annuity Starting Date. Notwithstanding anything herein to the contrary, if the present value of any series of payments meeting the criteria set forth in clauses (i) through (iv) above amounts to $5,000 or less, a lump sum payment of Equivalent Actuarial Value shall be made in lieu of the series of payments. Such Equivalent Actuarial Value shall be determined on the basis of the IRS Interest Rate and the IRS Mortality Table.
For purposes of the Plan, an “alternate payee” means a spouse, former spouse, child or dependent of a Member who is entitled, pursuant to a qualified domestic relations order and the provisions of this paragraph (a), to receive a payment of all or a portion of a Member’s Accrued Benefit under the Plan.

(b)	A Member’s benefits under the Plan shall be offset by the amount the Member is required to pay to the Plan under the circumstances set forth in Section 401(a)(13)(C) of the Code.

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(c)
A Member’s Pension under the Plan shall be distributed as required because of the enforcement of a federal tax levy made pursuant to Section 6331 of the Code or the collection by the United States on a judgment resulting from an unpaid tax assessment.

9.02    Conditions of Employment Not Affected by Plan
The establishment of the Plan shall not confer upon any Employee or other person any legal rights to a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee or to treat him without regard to the effect which that treatment might have upon him as a Member or potential Member of the Plan.
9.03    Facility of Payment
If the Retirement Committee shall find that a Member or other person entitled to a benefit is unable to care for his affairs because of illness or accident, or because he is a minor, the Retirement Committee may direct that any benefit due him (unless claim shall have been made for the benefit by a duly appointed legal representative) be paid to his Spouse, child, parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.
9.04    Information
Each Member or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Employer the information that it shall require to establish his rights and benefits under the Plan.
9.05    Top-Heavy Provisions

(a)	Definitions. The following definitions apply to the terms used in this Section:

(i)	“Applicable Determination Date” means the last day of the preceding Plan Year;

(ii)	“Applicable Valuation Date” means the date within the preceding Plan Year as of which annual Plan costs are or would be computed for minimum funding purposes;

(iii)
“Average Statutory Compensation” means the average annual Statutory Compensation of a Member for the five consecutive years of his Vesting Service after December 31, 1983 during which he received the greatest aggregate remuneration from the Employer or an Affiliated Employer, excluding any Statutory Compensation for service after the last Plan Year with respect to which the Plan is top-heavy;

(iv)	“Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the

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applicable determination date was an officer of the Employer or an Affiliated Employer having Statutory Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) of the Employer or an Affiliated Employer, or a 1-percent owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of the Employer or an Affiliated Employer having Statutory Compensation greater than $150,000 (the determination of who is a key employee shall be made in accordance with Section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder);

(v)	“Non-Key Employee” means any employee who is not a Key Employee;

(vi)
“Permissive Aggregation Group” means each plan in the Required Aggregation Group and any other qualified plan(s) of the Employer or an Affiliated Employer in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code;

(vii)
“Required Aggregation Group” means each other qualified plan of the Employer or an Affiliated Employer (including plans that terminated within the five-year period ending on the determination date) in which there are members who are key employees or which enables the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and

(viii)
“Top-Heavy Ratio” means the ratio of (A) the present value of the cumulative Accrued Benefits under the Plan for key employees to (B) the present value of the cumulative Accrued Benefits under the Plan for all key employees and non-key employees; provided, however, that if an individual has not performed services for the Employer or any Affiliated Employer at any time during the one-year period ending on the applicable determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account; and provided further, that the present values of Accrued Benefits under the Plan for an employee as of the applicable determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period (five-year period in the case of a distribution made for a reason other than severance from employment, death, or disability) ending on the applicable determination date and any distributions made with respect to the employee under a terminated plan which, had it not been terminated, would have been in the required aggregation group.

(b)	Determination of Top Heavy Status

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(i)
The Plan shall be “top-heavy” if, as of the Applicable Determination Date, the Top-Heavy Ratio exceeds 60 percent. The Top-Heavy Ratio shall be determined as of the Applicable Valuation Date in accordance with Sections 416(g)(3) and (4)(B) of the Code on the basis of the interest rate and mortality table used in the actuarial valuation for the Plan for the applicable Plan Year.

(ii)
For purposes of determining whether the Plan is top-heavy, the present value of accrued benefits under the Plan will be combined with the present value of accrued benefits or account balances under each other plan in the Required Aggregation Group. In the Employer’s discretion, accrued benefits or account balances under each plan in the Required Aggregation Group may be combined with the present value of accrued benefits or account balances under any other qualified plan(s) in the Permissive Aggregation Group.

(iii)	The accrued benefit of a Non-Key Employee under the Plan or any other defined benefit plan in the aggregation group shall be:

(A)	determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or an Affiliated Employer, or

(B)	if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule described in Section 411(b)(1)(C) of the Code.

(c)	Consequences of Being Top Heavy. The following provisions shall be applicable to Members for any calendar year with respect to which the Plan is top-heavy:

(i)
In lieu of the vesting requirements specified in Section 4.05, a Member shall be vested in, and have a nonforfeitable right to, a percentage of his Accrued Benefit determined in accordance with the provisions of Section 1.01 and subparagraph (ii) below, as set forth in the following vesting schedule:

Years of Vesting Service	Percentage Vested
Less than 2 years 2 years 3 years 4 years 5 or more years	0% 20% 40% 60% 100%

(ii)
The Accrued Benefit of a Member who is a Non-Key Employee shall not be less than two percent of his Average Statutory Compensation multiplied by the number of years of his Vesting Service, during the calendar years for which the Plan is top-heavy, but not in excess of 10. For purposes of the preceding sentence, years of Vesting Service shall be disregarded to the extent that such years of Vesting Service occur during a Plan Year when the Plan

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benefits (within the meaning of Section 410(b) of the Code) no key employee or former key employee. Such minimum benefit shall be payable at a Member’s Normal Retirement Date. If payments commence at a time other than the Member’s Normal Retirement Date, the minimum Accrued Benefit shall be of Equivalent Actuarial Value to such minimum benefit.

(d)	Cessation of Top Heavy Status. If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:

(i)
The Accrued Benefit in any such subsequent Plan Year shall not be less than the minimum Accrued Benefit provided in subparagraph (c)(ii) above, computed as of the end of the most recent Plan Year for which the Plan was top-heavy.

(ii)
If a Member has completed three years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting schedule set forth in subparagraph (c)(i) above shall continue to be applicable.

(iii)    If a Member has completed less than three years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting provisions of subparagraph (c)(i) shall continue to be applicable to the portion of his Accrued Benefit determined as of the last day of the Plan Year in which the Plan was top-heavy, and Section 4.05 shall again be applicable with respect to the remaining portion of his Accrued Benefit; provided, however, that in no event shall the vested percentage of such remaining portion be less than the percentage determined under subparagraph (c)(i) above as of the last day of the most recent Plan Year for which the Plan was top-heavy.
9.06    Construction

(a)	The Plan shall be construed, regulated and administered under ERISA, as in effect from time to time, and the laws of Georgia, except where ERISA controls.

(b)	The masculine pronoun shall include the feminine.

(c)	The titles and headings of the articles and sections in the Plan are for convenience only. In case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

(d)
The Retirement Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board of Directors, to interpret the provisions and supervise the administration of the Plan, including the power to remedy possible ambiguities, inconsistencies or omissions. Such determinations shall be conclusive.

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9.07    Prevention of Escheat
If the Retirement Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Retirement Committee may, no earlier than three years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person as shown on the records of the Retirement Committee or the Employer. If such person has not made written claim for payment within three months of the date of the mailing, the Retirement Committee may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer. Upon such cancellation, the Plan shall have no further liability therefore except that, in the event such person or his Beneficiary later notifies the Retirement Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him in accordance with the provisions of the Plan.
9.08    Electronic Transmission of Notices to Members
Notwithstanding any provision of the Plan to the contrary, any notice required to be distributed to Members, Beneficiaries, and alternate payees pursuant to the terms of the Plan may, at the direction of the Retirement Committee, be transmitted electronically to the extent permitted by, and in accordance with any procedures set forth in, applicable law and regulations.
9.09    Limitation on Benefits In the Event of a Liquidity Shortfall
Notwithstanding any provisions of the Plan to the contrary, in the event the Plan has a liquidity shortfall within the meaning of Section 401(a)(32) of the Code, the Trustee shall, as directed by the Employer, cease payment during the period of such liquidity shortfall of (a) any payment in excess of the monthly amount payable under a single life annuity (plus any social security supplements described in Section 411(a)(9) of the Code) to any Member or Beneficiary whose Annuity Starting Date occurs during such period, (b) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, or (c) any other payment specified in regulations promulgated under Section 401(a)(32) of the Code.
9.10    Funding-Based Limitations on Benefits under Section 436 of the Code

(a)
Limitations Applicable if the Plan’s Adjusted Funding Target Attainment Percentage (“AFTAP”) is Less Than 80%, but not Less Than 60%. Notwithstanding any other provisions of the Plan, if the Plan’s AFTAP for a Plan Year is less than 80% (or would be less than 80% to the extent described in subparagraph (a)(ii) below) but is not less than 60%, then the limitations set forth in this paragraph (a) apply.

(i)
50% Limitation on Single-Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Member or Beneficiary is not permitted to elect, and the Plan shall not pay, a single-sum payment or

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other optional form of benefit that includes a prohibited payment with an Annuity Starting Date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(A)	50% of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(B)	100% of the PBGC maximum benefit guarantee amount (as defined in Treasury Regulation Section 1.436-1(d)(3)(iii)(C)).
The limitation set forth in this subparagraph (a)(i) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Member. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Member or Beneficiary as of the Annuity Starting Date because of the application of the requirements of this subparagraph (a)(i), the Member or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Treasury Regulation Section 1.436-1(d)(3)(iii)(D)). The Member or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that Annuity Starting Date that would satisfy the 50%/PBGC maximum benefit guarantee amount limitation described in this subparagraph (a)(i), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan. During a period when the restrictions of this subsection apply to the Plan, Members and Beneficiaries are permitted to elect payment in any optional form of benefit otherwise available under the Plan that provides for the current payment of the unrestricted portion of the benefit (as described in Treasury Regulation Section 1.436-1(d)(3)(iii)(D)), with a delayed commencement for the restricted portion of the benefit (subject to other applicable qualification requirements, such as Code Sections 411(a)(11) and 401(a)(9)).

(ii)
Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the AFTAP for the Plan Year is:

(A)	Less than 80%; or

(B)	80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the AFTAP.

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The limitation set forth in this subparagraph (a)(ii) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Members covered by the amendment.

(b)
Limitations Applicable if the Plan’s AFTAP is Less Than 60%. Notwithstanding any other provisions of the Plan, if the Plan’s AFTAP for a Plan Year is less than 60% (or would be less than 60% to the extent described in subparagraph (b)(ii) below), then the limitations in this paragraph (b) apply.

(i)
Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Member or Beneficiary is not permitted to elect, and the Plan shall not pay, a single-sum payment or other optional form of benefit that includes a prohibited payment with an Annuity Starting Date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this subparagraph (b)(i) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Member.

(ii)
Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the AFTAP for the Plan Year is:

(A)	Less than 60%; or

(B)
60% or more, but would be less than 60% if the AFTAP were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100%.

(iii)
Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this subparagraph (b)(iii), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(c)
Limitations Applicable if the Employer is in Bankruptcy. Notwithstanding any other provisions of the Plan, a Member or Beneficiary is not permitted to elect, and the Plan shall not pay, a single-sum payment or other optional form of benefit that includes a prohibited payment with an Annuity Starting Date that occurs during any period in which the Employer is a debtor in a case under title 11, United States Code,

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or similar federal or state law, except for payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s AFTAP for that Plan Year is not less than 100%. In addition, during such period in which the Employer is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s AFTAP for that Plan Year is not less than 100%. The limitation set forth in this paragraph (c) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Member.

(d)	Provisions Applicable After Limitations Cease to Apply.

(i)
Resumption of Prohibited Payments. If a limitation on prohibited payments under subparagraph (a)(i), (b)(i), or paragraph (c) applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with Annuity Starting Dates that are on or after that later section 436 measurement date.

(ii)
Resumption of Benefit Accruals. If a limitation on benefit accruals under subparagraph (b)(iii) applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the Plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. In addition, benefit accruals that were not permitted to accrue because of the application of subparagraph (b)(iii) shall be restored when that limitation ceases to apply if the continuous period of the limitation was 12 months or less and the Plan’s enrolled actuary certifies that the AFTAP for the Plan Year would not be less than 60 percent taking into account any restored benefit accruals for the prior Plan Year. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor Regulation 29 C.F.R. Sections 2530.204-2(c) and (d).

(iii)
Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of subparagraph (b)(ii), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the AFTAP for the Plan Year that meets the requirements of Treasury Regulation Section 1.436-1(g)(5)(ii)(B)), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have

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been payable under the terms of the Plan (determined without regard to subparagraph (b)(ii)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

(iv)
Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of subparagraph (a)(ii) or (b)(iii), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the AFTAP for the Plan Year that meets the requirements of Treasury Regulation Section 1.436-1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(e)
Notice Requirement. See ERISA Section 101(j) for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to participants and beneficiaries within 30 days after certain specified dates if the plan has become subject to a limitation described in subparagraph (a)(i), or paragraph (b) or (c).

(f)
Methods to Avoid or Terminate Benefit Limitations. See Sections 436(b)(2), (c)(2), (e)(2), and (f) of the Code and Treasury Regulation Section 1.436-1(f) for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in paragraphs (a) through (c) for a plan year. In general, the methods a plan sponsor may use to avoid or terminate one or more of the benefit limitations under paragraphs (a) through (c) for a plan year include employer contributions and elections to increase the amount of plan assets which are taken into account in determining the AFTAP, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the plan.

(g)	Special Rules.

(i)	Rules of Operation for Periods Prior to and After Certification of Plan’s AFTAP.

(A)
In General. Code Section 436(h) and Treasury Regulation Section 1.436-1(h) set forth a series of presumptions that apply (x) before the Plan’s enrolled actuary issues a certification of the Plan’s AFTAP for the Plan Year and (y) if the Plan’s enrolled actuary does not issue a certification of the Plan’s AFTAP for the Plan Year before the first day of the tenth month of the Plan Year (or if the Plan’s enrolled

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actuary issues a range certification for the Plan Year pursuant to Treasury Regulation Section 1.436-1(h)(4)(ii) but does not issue a certification of the specific AFTAP for the Plan by the last day of the Plan Year). For any period during which a presumption under Section 436(h) of the Code and Treasury Regulation Section 1.436-1(h) applies to the Plan, the limitations under paragraphs (a) through (c) are applied to the Plan as if the AFTAP for the Plan Year were the presumed AFTAP determined under the rules of Section 436(h) of the Code and Treasury Regulation Section 1.436-1(h)(1), (2), or (3). These presumptions are set forth in subparagraphs (g)(i)(B) though (D).

(B)
Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under paragraph (a), (b), or (c) applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the AFTAP for the Plan for the current Plan Year, or, if earlier, the date subparagraph (g)(i)(C) or (D) applies to the Plan:

(1)	The AFTAP of the Plan for the current Plan Year is presumed to be the AFTAP in effect on the last day of the preceding Plan Year; and

(2)	The first day of the current Plan Year is a section 436 measurement date.

(C)
Presumption of Underfunding Beginning First Day of Fourth Month. If the Plan’s enrolled actuary has not issued a certification of the AFTAP for the Plan Year before the first day of the fourth month of the Plan Year and the Plan’s AFTAP for the preceding Plan Year was either at least 60% but less than 70% or at least 80% but less than 90%, or is described in Treasury Regulation Section 1.436-1(h)(2)(ii), then, commencing on the first day of the fourth month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the AFTAP for the Plan for the current Plan Year, or, if earlier, the date subparagraph (g)(i)(D) applies to the Plan:

(1)	The AFTAP of the Plan for the current Plan Year is presumed to be the Plan’s AFTAP for the preceding Plan Year reduced by 10 percentage points; and

(2)	The first day of the fourth month of the current Plan Year is a section 436 measurement date.

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(D)
Presumption of Underfunding On and After First Day of Tenth Month. If the Plan’s enrolled actuary has not issued a certification of the AFTAP for the Plan Year before the first day of the tenth month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Treasury Regulation Section 1.436-1(h)(4)(ii) but has not issued a certification of the specific AFTAP for the Plan by the last day of the Plan Year), then, commencing on the first day of the tenth month of the current Plan Year and continuing through the end of the Plan Year:

(1)	The AFTAP of the Plan for the current Plan Year is presumed to be less than 60%; and

(2)	The first day of the tenth month of the current Plan Year is a section 436 measurement date.

(ii)	New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.

(A)
First Five Plan Years. The limitations in subparagraphs (a)(ii), (b)(ii), and (b)(iii) do not apply to a new plan for the first five plan years of the plan, determined under the rules of Section 436(i) of the Code and Treasury Regulation Section 1.436-1(a)(3)(i).

(B)
Plan Termination. The limitations on prohibited payments in subparagraphs (a)(i) and (b)(i), and paragraph (c) do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this section of the Plan do not cease to apply as a result of termination of the Plan.

(C)
Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in subparagraphs (a)(i) and (b)(i), and paragraph (c) do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005 and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any participants. This subparagraph (g)(ii)(C) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a plan amendment that increases benefits takes effect.

(D)
Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under subparagraph (g)(i) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s AFTAP for the Plan Year, the limitations under subparagraphs (a)(ii) and (b)(ii) shall be based on the inclusive

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presumed AFTAP for the Plan, calculated in accordance with the rules of Treasury Regulation Section 1.436-1(g)(2)(iii).

(iii)	Special Rules Under PRA 2010.

(A)
Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under subparagraph (a)(i) or (b)(i) apply to payments under a social security leveling option, within the meaning of Section 436(j)(3)(C)(i) of the Code, the AFTAP for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code and any Treasury Regulation or other published guidance thereunder issued by the Internal Revenue Service.

(B)
Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under subparagraph (b)(iii) applies to the Plan, the AFTAP for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code (except as provided under Section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(iv)	Interpretation of Provisions. The limitations imposed by this Section of the Plan shall be interpreted and administered in accordance with section 436 and Treasury Regulation Section 1.436-1.

(h)
Definitions. The definitions in the following Treasury Regulation Sections apply for purposes of subparagraphs (a) through (g): Section 1.436-1(j)(1) defining AFTAP; Section 1.436-1(j)(2) defining Annuity Starting Date; Section 1.436-1(j)(6) defining prohibited payment; Section 1.436-1(j)(8) defining section 436 measurement date; and Section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

(i)	Effective Date. The rules in subsections (a) through (h) are effective for Plan Years beginning after December 31, 2007.
9.11    Limitation on Highly Compensated Employees and on High-25 Employees
(a)    When This Section Applies. The provisions of this Section shall apply:

(i)	in the event the Plan is terminated, to any Member who is a Highly Compensated Employee or Highly Compensated Former Employee, and

(ii)
in any other event, to any Member who is one of the 25 Highly Compensated Employees or Highly Compensated Former Employees of the Employer or an Affiliated Employer with the greatest Statutory Compensation in any Plan Year.

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The amount of the annual payments to any one of the Members to whom this Section applies shall not be greater than the amount that would be paid on behalf of the Member under a single life annuity that is of Equivalent Actuarial Value to the sum of the Member’s accrued benefit and the Member’s other benefits under the Plan.

(b)	When This Section Does Not Apply. The provisions of this Section shall not apply if:

(i)
after taking into account payment of all benefits payable to or on behalf of the Member to whom this Section applies, the value of Plan assets equals or exceeds 110 per cent of the value of current liabilities (as that term is defined in Section 412(l)(7) of the Code) of the Plan,

(ii)	after taking into account the value of all benefits payable to or on behalf of the Member to whom this Section applies is less than one per cent of the value of current liabilities of the Plan, or

(iii)	the value of the benefits payable to or on behalf of the Member to whom this Section applies does not exceed the amount described in Section 411(a)(11)(A) of the Code.

(c)
Repayment of Lump Sum Distributions. To the extent permitted by law, if any Member to whom subparagraph (a)(ii) applies elects to receive a lump sum payment in lieu of his Pension and this Section is applicable, the Member shall be entitled to receive his benefit in full. However, the Member must agree to repay to the Plan any portion of the lump sum payment which would otherwise be restricted and must provide adequate security to guarantee that repayment in accordance with rules established by the Internal Revenue Service.

(d)
Termination of Plan. Notwithstanding the above, in the event the Plan is terminated, the restrictions of this Section shall not be applicable if the benefits payable to any Highly Compensated Employee and any Highly Compensated Former Employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

(e)	Definitions. For purposes this Section, the following terms shall have the following meanings:

(i)	“Highly Compensated Employee” means for a Plan Year any employee of the Employer or an Affiliated Employer (whether or not eligible for membership in the Plan) who:

(A)	was a 5-percent owner (as defined in Section 416(i) of the Code) for such Plan Year or the prior Plan Year; or

(B)	for the preceding Plan Year received Statutory Compensation in excess of $80,000, and was among the highest 20 percent of employees for the preceding Plan Year when ranked by Statutory

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Compensation paid for that year excluding, for purposes of determining the number of such employees, such employees as the Retirement Committee may determine on a consistent basis pursuant to Section 414(q) of the Code. The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.
Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.
The Employer’s top-paid election as described above, shall be used consistently in determining Highly Compensated Employees for determination years of all employee benefit plans of the Employer and Affiliated Employers for which Section 414(q) of the Code applies (other than a multiemployer plan) that begin with or within the same calendar year, until such election is changed by Plan amendment in accordance with IRS requirements.
The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

(ii)
“Highly Compensated Former Employee” means for a Plan Year any former employee of the Employer or an Affiliated Employer who had terminated employment prior to the Plan Year and who was a Highly Compensated Employee for either the year of termination or any Plan Year ending on or after the employee’s 55th birthday.

(f)
When This Section is Ineffective. If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of the Internal Revenue Service, or ruling by the Commissioner of the Internal Revenue Service, that the provisions of this Section are no longer necessary to qualify the Plan under the Code, this Section shall be ineffective without the necessity of further amendment to the Plan.

9.12    Revision of the Plan and Applicability of Plan Provisions
The provisions of the Plan as set forth herein are effective as of January 1, 2015, except that certain provisions shall have an earlier or later effective date as specifically set forth in the Plan, in the resolution adopting the amendment, or as follows:

1.	The amendment of Section 5.03(b), 5.06(c)(i), 9.05(d) and 10.01 shall be effective as of January 1, 2007.

2.	The amendment of Section 9.05(a)(viii) shall be effective as of January 1, 2002.

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3.
The amendment of Section 5.03 permitting the election of a retroactive annuity starting date and the waiver of the 30-day notice period in certain circumstances shall be effective as of January 1, 2010 with respect to all Annuity Starting Dates occurring on and after that date.

Any questions concerning eligibility for and the amount of pension and any other right or limitation set forth herein which calls for a determination as to a time on or after January 1, 2015 shall be determined in accordance with the provisions of this Plan as may be amended and in effect from time to time, and any questions concerning such matters which call for a determination under the Plan as to a time prior to January 1, 2015 shall be determined in accordance with the provisions of the Plan effective as of the Member’s date of termination and taking into account any amendments effective retroactive to such date in accordance with the provisions of this Section or other provisions of the Plan, except as otherwise specifically provided in the Plan or as otherwise required by law.

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ARTICLE 10.     AMENDMENT, MERGER AND TERMINATION
10.01    Amendment of Plan
The Board of Directors (or, to the extent provided in the Charter, the Retirement Committee) reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the Funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan prior to the satisfaction of all liabilities with respect to such persons. No amendment shall be made which has the effect of decreasing the Accrued Benefit of any Member or of reducing the nonforfeitable percentage of the Accrued Benefit of a Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective. For purposes of this Section, a plan amendment that has the effect of (i) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (ii) eliminating an optional form, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Member who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. Notwithstanding the preceding sentences, a Member’s accrued benefit, early retirement benefit, retirement-type subsidy, or optional form of payment may be reduced to the extent permitted under Section 412(c)(8) of the Code (for Plan Years beginning on or before December 31, 2007) or Section 412(d)(2) of the Code (for Plan Years beginning after December 31, 2007), or to the extent permitted under Section 1.411(d)-(3) and (4) of the U.S. Treasury Department regulations.
10.02    Merger or Consolidation
The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated. The transactions referenced in this Section shall be carried out under the provisions of Section 414(l) of the Code.
10.03    Additional Participating Employers

(a)
If any company is now or becomes a subsidiary or associated company of the Employer, the Board of Directors may, at its discretion and upon appropriate action, include the employees of that company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of the Employer or an Affiliated Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, credit shall be granted for previous service with the subsidiary,

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associated or other company, but subject to the continued qualification of the Plan and trust under the Code.

(b)
Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it, in which event the Funds of the Plan held on account of Members in the employ of that company shall be determined by the Retirement Committee and shall be applied as provided in Section 10.04 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Retirement Committee, continuing the Plan as a separate plan for the employees of that company, under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Retirement Committee. Notwithstanding the above, the Board of Directors may refuse to approve such a termination of participation by a subsidiary or associated company if it determines that such action could jeopardize the qualified status of the Plan.

10.04    Termination of Plan
The Board of Directors may terminate the Plan for any reason at any time. In case of termination of the Plan, the rights of Members to the benefits accrued under the Plan to the date of the termination, to the extent then funded (or, if greater, protected by law), shall be nonforfeitable. The Funds of the Plan shall be used for the exclusive benefit of persons entitled to benefits under the Plan as of the date of termination, except as provided in Sections 6.02 and 7.12. However, any Funds not required to satisfy liabilities of the Plan for benefits, that arise out of any variation between actual requirements and expected actuarial requirements, shall be returned to the Employer. The Retirement Committee shall determine, on the basis of actuarial valuation, the share of the Funds of the Plan allocable to each person entitled to benefits under the Plan in accordance with Section 4044 of ERISA or corresponding provision of any applicable law in effect at the time. In the event of a partial termination of the Plan, the provisions of this Section shall be applicable to the Members affected by that partial termination.

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ARTICLE 11.     TRANSFERS
11.01    Transfers To and From an Affiliated Employer

(a)
Except as otherwise provided in Section 11.02, if an Employee (i) becomes employed by the Employer in any capacity other than as an Employee, or (ii) becomes employed by an Affiliated Employer, he shall retain his Accrued Benefit under the Plan on the date he ceases to be an Employee. Upon his later retirement or termination of employment with the Employer or Affiliated Employer, the Accrued Benefit to which the Employee is entitled under the Plan shall be determined under the Plan provisions in effect on the date he ceased to be an Employee.

(b)
Subject to the provisions of Article 3, in the case of a person who (i) was originally employed by the Employer in any capacity other than as an Employee, or (ii) was originally employed by an Affiliated Employer, or (iii) was originally providing services to the Employer as a Leased Employee and thereafter becomes an Employee, upon his later Severance Date, the benefits payable under the Plan shall be computed under the Plan provisions in effect at that time, and only on the basis of the Benefit Service accrued while he is an Employee, except as otherwise provided in Section 11.02.

(c)
All applicable remuneration with an Affiliated Employer for employees described in Section 11.01(b), shall be deemed Pensionable Earnings for purposes of the Plan during periods of Benefit Service, taken at par of exchange at the Employee’s Severance Date for remuneration paid in other than U.S. currency. Employment with an Affiliated Employer shall be deemed Vesting Service with the Employer for the purpose of determining eligibility for benefits under the Plan, but the Pension payable under the Plan shall be computed on the basis of Benefit Service as defined in the Plan only.

(d)	Transfer of employment of a Member from the Employer to an Affiliated Employer shall not terminate membership under the Plan.

(e)	Notwithstanding the preceding paragraphs of this Section, no employee shall be eligible to become a Member on account of a transfer to Employee status on and after January 1, 2008.
11.02    Transfers To and From Hourly Plan

(a)
Notwithstanding any other provisions of the Plan, the provisions of this Section 11.02(a) shall apply to (i) any member of the Hourly Plan who ceases to be an employee as defined in the Hourly Plan and at the same time becomes an Employee on or after January 1, 1992 and prior to January 1, 2008, and (ii) any Member of the Plan who ceases to be an Employee and at the same time becomes an employee as defined in the Hourly Plan.

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(b)
Service credited to the Member as an employee under the Hourly Plan shall be deemed service with the Employer for purposes of determining Vesting Service under the Plan (based on the rules specified in Section 3.01).

(c)
If an Employee described in clause (i) of paragraph (a) above accrues at least five years of Benefit Service under the Plan, he shall be entitled to an additional Accrued Benefit calculated as follows. Service credited to the Member as an employee under the Hourly Plan shall be deemed service with the Employer for purposes of determining Benefit Service under the Plan (based on the rules specified in Section 3.02). For this purpose, remuneration while a member of the Hourly Plan shall be deemed Pensionable Earnings under the Plan. The retirement Pension under the Plan will be reduced by any accrued normal retirement allowance which the Member is entitled to receive under the Hourly Plan for the same period of service. In applying the provisions of the preceding sentence to a Non-Grandfathered Member, the benefit payable under the Hourly Plan shall be calculated based on the benefit level in effect at the earlier of the Member’s termination of employment or June 30, 2011.

(d)
The retirement Pension of an Employee described in clause (ii) of paragraph (a) above will be calculated using Benefit Service and Pensionable Earnings determined under the Plan. Benefits earned under the Hourly Plan will follow the provisions of the Hourly Plan.

(e)
The Retirement Committee may decide with respect to a Member of the Plan who has met the vesting requirements of Section 4.05 to transfer the vested benefits that he has earned under the Hourly Plan to the Plan. Such transfer shall be carried out in accordance with Section 10.02.

(f)
In the event a Member transferred from union status to salaried status under the Prior Plan prior to January 1, 1992, his period of service in union status shall be treated as Vesting Service and Benefit Service under the provisions of this Plan (based on rules specified in Article 3) as though such service had been rendered as an Employee, and any earnings paid to such Employee during such period of service shall be deemed to be Pensionable Earnings to the extent such earnings would have been included in Pensionable Earnings had the Member been an Employee during such period of service.

Riverwood International Employees Retirement Plan
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IN WITNESS WHEREOF, the Graphic Packaging International, Inc. Retirement Committee has caused this Plan to be duly executed this 21st day of November, 2014.
Graphic Packaging International, Inc.
Retirement Committee Members
By: /s/ Daniel J. Blount
Daniel J. Blount
By: /s/ Brad Ankerholz
Brad Ankerholz
By: /s/ Carla J. Chaney
Carla J. Chaney
By: /s/ Debbie Frank
Debbie Frank
By: /s/ Brian A. Wilson
Brian A. Wilson

W:\4577.013\Docs\Restatement\Restated Plan\RI Int EE Ret Plan_Restated 01.01.2015_final.doc

Riverwood International Employees Retirement Plan
January 1, 2015

APPENDIX A
Special Provisions Applicable to Certain Participating Units, Locations, and
Employee Groups

Effective Date	Members Covered	Special Provisions
January 1, 2005
Five legacy Graphic Packaging executives whose employment contracts as of December 31, 2004 entitle them to participate in all retirement plans applicable to similarly situated executives of the Employer.

The affected Employees shall become Members of the Plan and receive Vesting Service and Benefit Service as recognized under the Graphic Packaging Retirement Plan, and “Benefit Compensation” earned under the Graphic Packaging Retirement Plan shall be treated as Pensionable Earnings; with the Pension payable under the Plan subject to Section 3.04.

November 19, 1998	Peter L. Lee	The affected Employee shall receive Vesting Service starting on February 1, 1989 on account of service with his predecessor employer, and Benefit Service starting on March 23, 1995.
October 9, 1998	Wood Procurement non-union hourly Employees as a result of sale to Fulghum Fibres.	Such affected Employees no longer participate in the Plan. Accelerated vesting credit was not granted to affected Employees.
May 1 to July 1, 1997	Members of the Plan who were terminated as a result of the closure of the Bakersfield, California Plant.	Such affected Employees no longer participate in the Plan. Accelerated vesting credit was not granted to affected Employees.
October 18, 1996	Salaried and non-union hourly Employees at Joyce, Forest Resources, and Wood Products who were terminated as a result of the sale of the Wood Products Division to Plum Creek Timber Company, L.P.	Such affected Employees no longer participate in the Plan and shall be 100% vested in their Accrued Benefits as of October 18, 1996.
October 13, 1996	Members of the Plan who were terminated as a result of the closure of the Kankakee, Illinois Plant.	Such affected Employees shall be 100% vested in their Accrued Benefit as of October 13, 1996.
July 10, 1996	Charles E. Lawson, Michael G. Dooley, and Leroy G. Gwin	The affected Employees shall receive Vesting Service on account of service with the Julian B. Slevin Company.

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Effective Date	Members Covered	Special Provisions
November 19, 1994	Salaried employees of Fort Packaging Company.	Affected Employees are eligible to participate in the Plan, and service recognized by Miller Brewing is recognized under the Plan for purposes of vesting and eligibility.
June 30, 1994	Non-union hourly and salaried Employees who were terminated as a result of the sale of the Laminates Plant in Jacksonville, Florida.	Such affected Employees no longer participate in the Plan. Accelerated vesting credit was not granted to affected Employees.
June 30, 1993	Non-union hourly and salaried Employees of the Waste Recovery & Paper Plant in Macon, Georgia.	Such affected Employees no longer participate in the Plan. Accelerated vesting credit was not granted to affected Employees.
October 31, 1992	Members of the Plan who were terminated as a result of the closure of the Memphis, Tennessee Carrier Plant.	Such affected Employees shall be 100% vested in their Accrued Benefit as of October 31, 1992.
June 30, 1992	Former salaried and non-union hourly employees of Macon Kraft, Inc., Macon Kraft Laminates, Inc. and Waste Recovery & Paper, Inc.	Service recognized for vesting and eligibility purposes under a qualified plan sponsored by Pratt Industries (USA), Inc. is recognized under the Plan for purposes of vesting and eligibility.
January 1, 1992	Salaried employees of Minnesota Automation, Inc.	Affected Employees are eligible to participate in the Plan, and service recognized by Minnesota Automation, Inc. is recognized under the Plan for purposes of vesting and eligibility.
September 27, 1991	Each participant in the Manville Employees Retirement Plan who was terminated as a result of the sale of the Riverwood International Charlotte, North Carolina Carton Plant to James River Corporation.	Affected employees are 100% vested in their Accrued Benefit under the Plan as of September 27, 1991.
May 31, 1991	Each participant in the Manville Employees Retirement Plan who was terminated as a result of the sale of the Manville Forest Products Madison, Wisconsin Carton Plant to Olympic Packaging.	Affected Employees are 100% vested in their Accrued Benefit under the Plan as of May 31, 1991. Assets and liabilities transferred April 30, 1993.

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Effective Date	Members Covered	Special Provisions
March 16, 1991	Former salaried employees of JAK-ET-PAK.
Service recognized by Federal Paper Board Company, Inc. for vesting and eligibility purposes under a qualified plan sponsored by Federal Paper Board Company, Inc. is recognized under the Plan for purposes of vesting and eligibility for affected Employees.

July 31, 1989	Each participant in the Manville Employees Retirement Plan who was terminated as a result of the sale of the Manville Forest Products Grocery Bags & Sacks Plant.	Affected Employees are 100% vested in their Accrued Benefit under the Plan as of July 31, 1989.
January 2, 1989	Non-union hourly Employees at Joyce, Forest Resources, and Wood Procurement.
The assets and liabilities representing the Accrued Benefits of affected Employees were transferred to the Plan from the Hourly Plan (formerly the Manville Forest Products Hourly Retirement Plan) on January 2, 1989, and such affected Employees became Members of the Plan on January 2, 1989. Benefit Service shall not be credited prior to February 18, 1983, for former Crown Zellerbach employees at Joyce Operations.

October 28, 1985	Employees who became Members of the Plan as of October 28, 1985, due to the acquisition of Eastex Packaging Incorporated.	Affected Employees are credited with service earned after December 31, 1953, and prior to October 28, 1985, at Eastex Packaging Incorporated for purposes of Vesting Service and Benefit Service.
December 3, 1984	Employees of the Clinton Packaging Plant who became Members of the Plan on or after December 3, 1984 due to the purchase of the Plant from Consolidated Packaging.	Affected Employees are credited with service earned prior to December 3, 1984, at the Clinton Packaging Plant for purposes of vesting.
August 13, 1984	Each participant in the Manville Salaried Pension Plan who was terminated as a result of the sale of the Lillie Particleboard Plant as of August 13, 1984 to Willamette Industries.	Affected Employees are 100% vested in their Accrued Benefit under the Plan as of August 13, 1984.

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Effective Date	Members Covered	Special Provisions
February 18, 1983	Salaried Employees in Joyce, Louisiana who became Members of the Plan as of February 18, 1983 due to the acquisition of the Joyce Operations from Crown Zellerbach.
Affected Employees are credited with service earned prior to February 18, 1983, at Crown Zellerbach for purposes of vesting and Benefit Service; however, such an Employee’s Pension is reduced by an amount that is the actuarial equivalent of any pension benefit paid from a pension plan maintained by Crown Zellerbach.

November 23, 1981	Each participant in the Manville Salaried Pension Plan who was terminated as a result of the sale of a location to the Georgia-Pacific Corporation as of November 23, 1981.	Affected Employees are 100% vested in their Accrued Benefit under the Plan as of November 23, 1981.
April 15, 1980	Salaried Employees who were terminated as a result of the sale of Wood Mosaic to Katz of America on April 15, 1980.
Such affected Employees no longer participate in the Plan. Accelerated vesting credit was not granted to affected Employees. Effective January 1, 1975, Benefit Service was granted to Wood Mosaic Employees for service prior to January 1, 1970, with Wood Mosaic.

March 1, 1979	Each participant in the Olinkraft Salaried Pension Plan who was terminated as a result of the sale of the Kansas City Plant on March 1, 1979, to Union Camp.	Affected employees are 100% vested in their Accrued Benefit under the Plan as of March 1, 1979.
May 1, 1978	Salaried Employees at the Monroeville, Alabama Particleboard Plant.	Affected Employees received lump sum payments.
February 24, 1973
Salaried Employees of the Company at its Joliet, Illinois Container Plant on February 24, 1973, who participated in the Olin Salaried Pension Plan of Olin Corporation on February 24, 1973, and who transferred employment to Hoerner-Waldorf Corporation on February 24, 1973, and who were still employed by Hoerner-Waldorf Corporation on June 1, 1974. Hoerner-Waldorf was succeeded by Champion, which was succeeded by Stone Container, and these provisions apply to any successor at that location.

Affected Employees are entitled to benefits under the Plan according to the provisions of the Plan in effect as of December 31, 1975.

Such Accrued Benefit was calculated as of February 24, 1973, based on the following: vesting at age 40 with 10 years of service; early retirement at age 55 with 15 years of service; early retirement reduced 4% per year prior to age 65.

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APPENDIX B
Minimum Benefits for Members
of the Prior Plan as of December 31, 1988
Members of the Prior Plan on December 31, 1988, are entitled to minimum benefits under the Plan based on the benefit formulas and provisions of the Prior Plan in effect prior to January 1, 1989, as outlined below. These minimum benefits are “frozen” based on the Member’s Benefit Service and Average Final Salary as of December 31, 1988.
Accrued Benefits as of December 31, 1988, Payable at Age 65

1.	Current Formula (Benefit formula in effect under the Manville Plan for the period January 2, 1986 through December 31, 1988)
Accrued Benefits as of December 31, 1988, under the benefit formula in effect under the Manville Plan on December 31, 1988.

2.	(a) Prior Formula (applies only to members of the Manville Salaried Retirement Plan prior to January 1, 1986)
Greater of the Alternate or Grandfathered Formula
Alternate Formula (1985 Benefit Formula)
Accrued Benefits as of December 31, 1988, based on the benefit formula in effect under the Plan on December 31, 1985.
Grandfathered Formula (1980 Benefit Formula)
Accrued Benefits as of December 31, 1988, based on the benefit formula in effect under the Plan on December 31, 1980.
Offset Due to the Refund of Accumulated Contributions
Accrued Benefits as of December 31, 1988, based on the refund of Accumulated Contributions.

(b)	Prior Formula (applies only to members of the Manville Forest Products Salaried Retirement Plan prior to January 1, 1986)
Accrued Benefits as of December 31, 1988, based on the benefit formula in effect under the Plan on December 31, 1985. (1985 Benefit Formula)
Minimum Benefits Based on Retirement at Age 65
A member retiring at age 65 will be entitled to a minimum normal retirement Pension under Section 4.01(c) of the Plan as follows:
The greater of (a) or (b) below:

(a)	The Current Formula

(b)	The Prior Formula under (i) or (ii) as applicable as follows:

(i)	Under the Manville Salaried Retirement Plan:

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(A)	The greater of the Alternate Formula or the Grandfathered Formula; less

(B)	The Offset Due to the Refund of Accumulated Contributions.

(ii)	Prior Formula under the Manville Forest Products Retirement Plan.
Minimum Benefits Based on Early Retirement
A Member retiring before age 65 under early retirement or deferred vested retirement after age 50 with 10 years of Vesting Service and receiving benefits prior to age 65 will be entitled to a minimum early retirement Pension as follows:
The greater of (a) or (b) below:

(a)	The Current Formula reduced by 3% for each year and fraction thereof that the benefit commencement date precedes the Member’s age 62.

(b)	The Prior Formula under (i) or (ii) as applicable as follows:

(i)	Under the Manville Salaried Retirement Plan:
The greater of the Alternate Formula or the Grandfathered Formula reduced by 4% for each year and fraction thereof that the benefit commencement date precedes the Member’s age 62 less the offset due to the refund of Accumulated Contributions multiplied by the applicable percentage as follows:

COMPLETED AGE AT DATE BENEFITS COMMENCE	PERCENTAGE
65 64 63 62 61 60 59 58 57 56 55 54 53 52 51 50	100% 95 81 77 74 70 59 56 54 51 49 46 39 37 35 33

(ii)	Under the Manville Forest Products Salaried Retirement Plan:
The Prior Formula reduced by 3% for each year and fraction thereof that the benefit commencement date precedes the Member’s age 62, down to age 55,

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and actuarially reduced for payment before age 55, down to age 50, based on the UP‑1984 Mortality Table and an interest rate of five percent (5%) compounded annually.
Minimum Benefits Based on Deferred Vested Retirement
A Member retiring before age 65 under Deferred Vested Retirement and receiving benefits prior to age 65 will be entitled to a minimum deferred vested retirement Pension as follows:
The greater of (a) or (b) below:

(a)	The Current Formula reduced by the appropriate factor from the schedule in Section 4.04(b) of the Prior Plan based on his age when his Pension commences.

(b)	The Prior Formula under (i) or (ii) as applicable as follows:

(i)	Under the Manville Salaried Retirement Plan
The greater of the Alternate Formula or the Grandfathered Formula reduced by the appropriate factor from the schedule in Section 4.04(b) of the Prior Plan based on his age when his Pension commences, less the offset due to the refund of Accumulated Contributions as outlined in clause (i) of Section (b) under Minimum Benefits Based on Early Retirement in this Appendix B.

(ii)	Under the Manville Forest Products Salaried Retirement Plan
The Prior Formula reduced by 3% for each year and fraction thereof that the benefit commencement date precedes the Member’s age 62, down to age 55, and actuarially reduced for payment before age 55, down to age 50, based on the UP‑1984 Mortality Table and an interest rate of five percent (5%) compounded annually.
Minimum Benefits Based on Late Retirement
A Member retiring after age 65 will be entitled to a minimum late retirement Pension under Section 4.02(c) of the Plan defined above for Minimum Benefits Based on Retirement at Age 65, with the exception that the Offset Due to the Refund of Contributions shall be multiplied by the applicable percentage as follows:

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COMPLETED AGE AT DATE BENEFITS COMMENCE	PERCENTAGE
65 66 67 68 69 70 71 72 73 74 75	100% 105% 121% 127% 145% 153% 160% 182% 192% 217% 228%
Minimum Benefits Based on Disability Retirement or Death Before the Member’s Annuity Starting Date
In the event a Member becomes entitled to a deferred disability retirement Pension under Section 4.04 of the Plan, or the surviving Spouse of a Member becomes entitled to a monthly Spouse’s Pension under Section 4.06(a) of the Plan due to the death of a Member before the Member’s Annuity Starting Date, the minimum Pension payable under Section 4.04 shall be calculated as under the Minimum Benefits Based on Retirement at Age 65. The minimum pension payable under Section 4.06 shall be calculated as under the Minimum Benefits Based on Retirement at Age 65, or the Minimum Benefits Based on Early Retirement or Deferred Vested Retirement, whichever is applicable, prior to the application of the reduction for the optional form of payment election under Section 5.02.

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APPENDIX C
Schedule of Benefits Referenced in Section 4.01(c)(iv)

Pension Number	Prior Annual Amount($)	Updated Annual Amount($)	Effective Date of Update
7	2,360.76	10,323.37	9/30/2007
9	56,291.64	66,820.71	9/30/2007
10	17,001.24	22,692.00	9/30/2007
11	34,283.52	101,902.07	9/30/2007
15	39,417.00	47,520.29	9/30/2007
20	5,576.28	6,017.88	9/30/2007
22	1,746.00	1,997.41	9/30/2007
27	3,851.76	13,587.63	9/30/2007
33	15,248.88	84,248.88	9/30/2007
37	2,704.32	22,736.77	9/30/2007
39	1,861.56	19,924.64	9/30/2007
41	N/A	12,587.17	9/30/2007
42	N/A	1,265.45	9/30/2007
43	N/A	313.13	9/30/2007
44	N/A	13,959.11	9/30/2007
45	N/A	46,572.95	9/30/2007
46	N/A	1,233.34	9/30/2007

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APPENDIX D
Schedule of Benefits Referenced in Section 4.01(c)(v)

Pension Number	Annual Amount ($)	Effective Date of Update
34	1,587.36	9/30/2007

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APPENDIX E
CERTAIN HISTORICAL PROVISIONS
The purpose of this Appendix E is to record, for historical purposes, certain provisions which are no longer applicable to active Members in the Plan, or which have minimal application.
ARTICLE 1 - DEFINITIONS

A.	Accumulated Contributions means the Member’s total contributions, if any, made to the Manville Plan prior to January 2, 1986, increased by an amount equal to the sum of (a), (b) and (c) below:

(a)
If the Member elected under Section 5.01(b) of the Manville Salaried Retirement Plan as in effect on July 1, 1968, to leave on deposit all of the Member’s Accumulated Contributions made under the Retirement Plan of Johns-Manville Corporation and subsidiaries as in effect on June 30, 1968, an amount equal to the excess, if any, of those Accumulated Contributions over the amount that would have been required if the Member’s election had been under Section 5.01(a) of the Manville Salaried Retirement Plan as in effect on July 1, 1968;

(b)	The supplemental contributions, if any, the Member elected to make under Section 5.03 of the Manville Salaried Retirement Plan as in effect on July 1, 1968; and

(c)	Earnings credited on such contributions as of December 31, 1985.

B.
Actuarial Equivalent means a benefit having the same value as the benefit that such Actuarial Equivalent replaces. For periods prior to January 1, 2007, with respect to benefits payable in a form other than a lump sum payment, Actuarial Equivalent was based on an interest rate of 5% and the UP-84 Mortality Table.

C.
Average Final Salary means prior to January 1, 2007, the annual Pensionable Wages of a Member paid during the five consecutive Plan Years in the last ten Plan Years of the Member’s Benefit Service affording the highest average. Prior to January 1, 2007, the Final Average Salary of a Part-time Employee was subject to the following rules:

(a)
If, in any period included in the computation of Average Final Salary, a Member who is a Part-time Employee has completed less than the normal number of hours for a Full-time Employee similarly employed, the Member’s Pensionable Wages for that period shall be adjusted to a full-time basis for the purpose of that computation. The adjustment will be made by annualizing the base pay of the Member for the period and adding other amounts actually paid during that period that are included in Pensionable Wages.

(b)
If, in any period included in the computation of Average Final Salary, a Member who has previous employment with the Employer as an hourly employee, was not covered during that period of employment by the Plan, and who completed less than

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the normal number of hours for a Full-time Employee similarly employed, the Member’s Pensionable Wages for that period shall be adjusted to a full-time basis for the purpose of that computation. The adjustment will be made by multiplying the Member’s Pensionable Wages by the ratio of the hours worked by a similarly situated Full-time Employee to the Member’s hours worked in that period.

D.
Board of Directors or Board means the Board of Directors of Riverwood International Corporation prior to August 8, 2003 and, on and after August 8, 2003 and prior to March 10, 2008, means the Board of Director of Graphic Packaging International, Inc., and on and after March 10, 2008, means the Board of Directors of Graphic Packaging Holding Company.

E.
Covered Compensation means prior to January 1, 2007, for any Plan Year, the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year prior to the year in which the Member terminates. For purposes of this definition, if a Member’s date of termination precedes his attainment of Social Security Retirement Age, he shall be deemed to attain his Social Security Retirement Age in the year of termination. Covered Compensation shall be frozen at:

(a)	Social Security Retirement Age;

(b)	The date of eligibility for the Employer’s long-term disability plan; and

(c)	The last day worked if eligible for immediate disability retirement.

F.
Employer means Riverwood International Corporation prior to August 8, 2003 and, on and after August 8, 2003, means Graphic Packaging International, Inc. or any successor by merger, purchase or otherwise, with respect to its Employees; and any other company participating in the Plan, as provided in Section 10.03, with respect to its Employees.

G.
Pensionable Wages for periods prior to January 1, 2002 were limited as follows. Effective on and after January 1, 1989 and before January 1, 1994, Pensionable Earnings taken into account for any purpose under the Plan, including the determination of Average Final Salary shall not exceed $200,000 per year. Except as provided below, as of January 1 of each calendar year on and after January 1, 1990 and before January 1, 1994, the applicable limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum Pensionable Earnings to be taken into account for Plan purposes for that calendar year only in lieu of the $200,000 limitation set above. Commencing with the Plan Year beginning in 1994, Pensionable Earnings to be taken into account for any purpose under the Plan, including the determination of Average Final Salary, shall not exceed $150,000 (as adjusted below). If, for any calendar year after 1994, the cost-of-living adjustment described in the following sentence is equal to or greater than $10,000, then the limitation (as previously adjusted hereunder) for any Plan Year beginning in any subsequent calendar year shall be increased by the amount of such cost-of-living adjustment, rounded to the next lowest multiple of $10,000. The cost-of-living adjustment shall equal the lesser of:

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(a)
$150,000 increased by the adjustment made under Section 415(d) of the Code for the calendar year except that the base period for purposes of Section 415(d)(1)(A) of the Code shall be the calendar quarter beginning October 1, 1993 over

(b)	The annual dollar limitation in effect for the Plan Year beginning in the calendar year.
ARTICLE 5- BENEFITS

A.	Normal Retirement Pension
Prior to January 1, 2007, Section 4.01(c)(i) and (ii) read as follows:

(i)	1.02% of Average Final Salary up to Covered Compensation plus 1.40% of Average Final Salary in excess of Covered Compensation multiplied by Benefit Service up to 35 years.

(ii)	1.33% of Average Final Salary multiplied by Benefit Service in excess of 35 years.
In addition, notwithstanding anything contained herein to the contrary, the annual normal retirement Pension of a Member who terminated employment prior to January 1, 2002, and who was affected by the imposition of the $150,000 limitation on Pensionable Earnings provided in Section 1.32 shall be equal to the greater of (i) the Member’s Pension calculated under the provisions of the Plan as determined with regard to such imposition or (ii) a Pension equal to the Member’s Accrued Benefit determined as of December 31, 1993, plus the Member’s Accrued Benefit based solely on service after such date under the provisions of the Plan as determined with regard to such imposition. For this purpose, the Accrued Benefit determined as of December 31, 1993 shall be equal to the greater of (iii) the Member’s Accrued Benefit determined as of December 31, 1993 as determined with regard to the $200,000 limitation on Pensionable Earnings provided in Section 1.32 (effective before January 1, 1994) or (iv) the Member’s Accrued Benefit determined in paragraph (b) above as of December 31, 1988 plus the Member’s Accrued Benefit based solely on service after such date under the provisions of the Plan as determined with regard to such limitation.
B.    Early Retirement Pension
Prior to January 1, 2007, in the case of a Member who elected to commence receipt of an early retirement Pension, the Member’s Pension shall be equal to the deferred Pension reduced by 1/3 of 1% for each month by which the date of the Member’s early retirement Pension precedes his Normal Retirement Date; provided, however, if the Member shall have 25 years of Accumulated Service at his date of retirement, the Member’s Pension shall be equal to the deferred Pension reduced by 1/3 of 1% for each month by which the date of the Member’s early retirement Pension precedes the first day of the calendar month coincident with or immediately following the Member’s 62nd birthday.

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C.    Payments to Persons Retired Under the Prior Plan
Any person entitled to receive retirement income or another allowance under the Prior Plan as in effect prior to January 1, 1992, shall be considered as a retired Member or former Member of the Plan, as the case may be, and after December 31, 1991, shall receive the retirement income or other allowance under the Plan. However, the retirement income or other allowance shall be subject to all terms and conditions of the Prior Plan as in effect at the time the person retired or terminated employment.
D.    Thrift Plan Benefit
If a Member who made Accumulated Contributions under the Manville Plan failed to make an election under Article 9 of the Manville Employees Thrift Plan (the “thrift plan”) to not have the Retirement Plan Account of the thrift plan be paid in the form of an annuity, the balance of such account shall be transferred to the Plan and an equivalent additional benefit shall be paid from the Plan. Such additional benefit will be calculated based on the UP-1984 Mortality Table and the interest rate used by the PBGC for valuing benefits for single employer plans that terminate on the Member’s Annuity Starting Date or calculated on the date of transfer, if earlier.
ARTICLE 6 – PAYMENT OF PENSIONS

A.	Interest Rate and Mortality Assumptions for Lump sum Payments
Notwithstanding the above, a lump sum payment of equivalent actuarial value shall be made in lieu of all benefits payable under the Plan if the present value of the Pension payable to the Member or to the Member’s surviving Spouse in the case of the death of a married Member (such Pension determined as of the Member’s Normal Retirement Date or actual termination of service, if later) amounts to $5,000 or less. In determining the present value and the amount of a lump sum payment payable under this paragraph for an Annuity Starting Date before January 1, 2000, the interest rate(s) to be used shall be the interest rate(s) which would be used by the Pension Benefit Guaranty Corporation for valuing deferred pensions commencing at Normal Retirement Date for single employer plans that terminate on the date of distribution, and the UP-1984 Table. For an Annuity Starting Date on or after January 1, 2000, the present value and the amount of a lump sum payable under this paragraph shall be based on the (i) the “applicable interest rate” which means the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the month containing the Annuity Starting Date and (ii) the “applicable mortality table” which means the mortality table prescribed by the Secretary of the Treasury under Section 417(e)(3)(A)(ii)(I) of the Code in effect as of the Annuity Starting Date. For an Annuity Starting Date on or after January 1, 2007, the present value and the amount of the lump sum payable under this paragraph shall be based on (i) the “applicable interest rate” which means the annual rate of interest on 30-year Treasury securities for the month of November preceding the Plan Year in which the Annuity Starting Date occurs (except that the applicable interest rate for an Annuity Starting Date occurring in the period January 1, 2007 through December 31, 2007 shall not be greater than the interest rate determined under the preceding sentence),

Riverwood International Employees Retirement Plan
January 1, 2015

and (ii) the “applicable mortality table” prescribed by the Secretary of the Treasury under Section 417(e)(3)(A)(ii)(I) of the Code in effect as of the Annuity Starting Date.
ARTICLE 11- TRANSFERS
11.03    Transfers To and From Manville Plan

(a)
Notwithstanding any other provisions of the Plan, the provisions of this Section 11.03 shall apply to (i) any member of the Manville Plan who ceases to be an employee as defined in the Manville Plan and at the same time becomes an Employee on or after January 1, 1992 but before January 1, 1998, and (ii) any Member of the Plan on or after January 1, 1992 but before January 1, 1998 who ceases to be an Employee and at the same time becomes an employee as defined in the Manville Plan.

(b)	For persons described in clause (i) of paragraph (a):

(i)	Employment credited as accumulated service or benefit service under the Manville Plan will be fully recognized as Vesting Service and Benefit Service under the Plan.

(ii)	All applicable remuneration while a member of the Manville Plan will be deemed Pensionable Earnings for purposes of the Plan.

(iii)	The individual’s accrued benefit under the Manville Plan at the date he ceases to be an employee as defined in the Manville Plan will be a minimum Accrued Benefit under the Plan.

(iv)	The individual’s Pension under the Plan shall be based on the provisions of the Plan as in effect on the Employee’s Severance Date.

(v)
Assets from the trust of the Manville Plan will be transferred to the trust of the Plan in an amount equal to the Accumulated Benefit Obligation (as that term is defined in Financial Accounting Standards Board Statement No. 87) of the Accrued Benefit of the employee at the date of transfer, multiplied by a “Plan Funding Ratio.” The Accumulated Benefit Obligation will be determined on the basis of the actuarial assumptions used by Manville Corporation for financial reporting purposes as of the December 31 preceding or coincident with the date of the employee’s change in employment status. The Plan Funding Ratio will be determined on the December 31 coincident with or preceding the date of the employee’s change in employment status and will be equal to:

Market Value of Manville Plan Trust Assets
Accumulated Benefit Obligation for Manville Plan

Riverwood International Employees Retirement Plan
January 1, 2015

(vi)
Such transfer of assets will be made by July 1 of each year for all employees changing employment status during the preceding calendar year (or at such other frequency as agreed to by Manville Corporation and the Employer) and will include investment return for the delay in payment at an annual rate equal to the discount rate used in determining the Accumulated Benefit Obligation at the December 31 coincident with or preceding the transfer.

(vii)	This transfer of assets and liabilities will be carried out under the provisions of Section 414(l) of the Code.

(viii)	Upon completion of the transfer of assets and liabilities for any affected individual, the Plan will have the total and sole responsibility for the Employee’s Accrued Benefit under the Plan.

(c)	For persons described in clause (ii) of paragraph (a) above:

(i)	Employment credited as Vesting Service or Benefit Service under the Plan will be fully recognized as accumulated service and benefit service in the Manville Plan.

(ii)	Pensionable Earnings under the Plan will be recognized as pensionable Earnings under the Manville Plan.

(iii)	The individual’s Accrued Benefit under the Plan as of the date he ceases to be an Employee will be a minimum accrued benefit under the Manville Plan.

(iv)	The individual’s pension under the Manville Plan shall be based on the provisions of the Manville Plan as in effect on the employee’s severance date.

(v)
Assets from the trust of the Plan will be transferred to the trust of the Manville Plan in an amount equal to the Accumulated Benefit Obligation (as that term is defined in Financial Accounting Standards Board Statement No. 87) of the Accrued Benefits of the Employee at the date of transfer, multiplied by a “Plan Funding Ratio.” The Accumulated Benefit Obligation will be determined on the basis of the actuarial assumptions used by the Employer for financial reporting purposes as of the December 31 preceding or coincident with the date of the employee’s change in employment status. The Plan Funding Ratio will be determined on the December 31 coincident with or preceding the date of the employee’s change in employment status and will be:

Market Value of Plan Trust Assets
Accumulated Benefit Obligation for Plan

(vi)	Such transfer of assets will be made by July 1 of each year for all employees changing employment status during the preceding calendar year (or at such

Riverwood International Employees Retirement Plan
January 1, 2015

other frequency as agreed to by Manville Corporation and the Employer) and will include investment return for the delay in payment at an annual rate equal to the discount rate used in determining the Accumulated Benefit Obligation at the December 31 coincident with or preceding the transfer.

(vii)	This transfer of assets and liabilities will be carried out under the provisions of Section 414(l) of the Code.

(viii)
Upon completion of the transfer of assets and liabilities for any affected employee, the Manville Plan will have the total and sole responsibility for the individual’s accrued benefit under the Manville Plan.

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Riverwood International Employees Retirement Plan
January 1, 2015